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                                                                     EXHIBIT 2.1



                     IN THE UNITED STATES BANKRUPTCY COURT
                         FOR THE DISTRICT OF DELAWARE

In re:                         )
                               )
MORRISON KNUDSEN CORPORATION,  )  CASE NO. 96-1006 (PJW)
a Delaware corporation,        )
                               )  Chapter 11
  Debtor.                      )


                     FIRST AMENDED PLAN OF REORGANIZATION
                                      OF
                         MORRISON KNUDSEN CORPORATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


                                           David S. Kurtz
                                           Jeffrey W. Linstrom
                                           Kathleen M. Boege
                                           JONES, DAY, REAVIS & POGUE
                                           77 West Wacker Drive
                                           Chicago, Illinois  60601-1692
                                           (312) 782-3939

                                           Robert Dean Avery
                                           JONES, DAY, REAVIS & POGUE
                                           555 West Fifth Street, Suite 4600
                                           Los Angeles, California  90013-1025
                                           (213) 489-3939

                                           ATTORNEYS FOR
                                           MORRISON KNUDSEN CORPORATION


                                           Laura Davis Jones
                                           YOUNG, CONAWAY, STARGATT & TAYLOR
                                           Rodney Square North, Eleventh Floor
                                           P.O. Box 391
                                           Wilmington, Delaware 19899-0391
                                           (302) 571-6600

                                           CO-COUNSEL FOR
                                           MORRISON KNUDSEN CORPORATION
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Introduction.............................................................  I - 1

ARTICLE I.  DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION OF
            TIME AND GOVERNING LAW.......................................  I - 1
       A.   Defined Terms................................................  I - 1
            1.   "Administrative Claim"..................................  I - 1
            2.   "Affiliate".............................................  I - 1
            3.   "Allowed Claim" or "Allowed Unsecured Claim"............  I - 1
            4.   "Allowed . . . Claim"...................................  I - 2
            5.   "Allowed Interest"......................................  I - 2
            6.   "Amerail"...............................................  I - 2
            7.   "Amerail Environmental Security Agreement"..............  I - 2
            8.   "Ballots"...............................................  I - 2
            9.   "Bankruptcy Code".......................................  I - 2
            10.  "Bankruptcy Court"......................................  I - 2
            11.  "Bankruptcy Rules"......................................  I - 2
            12.  "Bar Date"..............................................  I - 2
            13.  "Beneficial Holder".....................................  I - 2
            14.  "Boise Landlord"........................................  I - 2
            15.  "Boise Landlord Cash Distribution"......................  I - 2
            16.  "Boise Landlord Claims".................................  I - 2
            17.  "Boise Landlord Class MK-6 Rights Exercise Proceeds"....  I - 3
            18.  "Boise Landlord Combined Company Common Stock"..........  I - 3
            19.  "Boise Landlord New MK Common Stock"....................  I - 3
            20.  "Boise Leases"..........................................  I - 3
            21.  "Bonding Company".......................................  I - 3
            22.  "Bonding Company Cash Distribution".....................  I - 3
            23.  "Bonding Company Class MK-3 Rights Exercise Proceeds"...  I - 3
            24.  "Bonding Company Class MK-6 Rights Exercise Proceeds"...  I - 3
            25.  "Bonding Company Combined Company Common Stock".........  I - 3
            26.  "Bonding Company MK Rail Note Proceeds".................  I - 3
            27.  "Bonding Company MK Rail Stock".........................  I - 3
            28.  "Bonding Company New MK Common Stock"...................  I - 3
            29.  "Bridge Loan"...........................................  I - 4
            30.  "Bridge Loan Agent".....................................  I - 4
            31.  "Bridge Loan Agreement".................................  I - 4
            32.  "Bridge Loan Claims"....................................  I - 4
            33.  "Bridge Loan Documents".................................  I - 4
            34.  "Bridge Loan Lenders"...................................  I - 4
            35.  "Business Day"..........................................  I - 4
            36.  "Capital Stock".........................................  I - 4
            37.  "Cash"..................................................  I - 4
            38.  "Cash Distribution".....................................  I - 4
            39.  "Chapter 11 Case".......................................  I - 4
            40.  "Claim".................................................  I - 4
            41.  "Class".................................................  I - 4
            42.  "Class 3 Funded Debt Distribution"......................  I - 4
            43.  "Class 3 Metra Lender Distribution".....................  I - 4
            44.  "Class 3 Transit Bonding Distribution"..................  I - 4
            45.  "Class MK-3 Rights Exercise Proceeds"...................  I - 5
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            46.  "Class MK-6 Rights Exercise Proceeds"...................  I - 5
            47.  "Combined Company"......................................  I - 5
            48.  "Combined Company Bylaws"...............................  I - 5
            49.  "Combined Company Certificate of Incorporation".........  I - 5
            50.  "Combined Company Common Stock".........................  I - 5
            51.  "Combined Company Registration Rights Agreement"........  I - 5
            52.  "Combined Company Rights"...............................  I - 5
            53.  "Combined Company Rights Aggregate Consideration".......  I - 6
            54.  "Combined Company Rights Aggregate Percentage"..........  I - 6
            55.  "Combined Company Rights Exercise Period"...............  I - 6
            56.  "Combined Company Rights Exercise Price"................  I - 6
            57.  "Combined Company Rights Exercise Proceeds".............  I - 6
            58.  "Combined Company Rights Expiration Date"...............  I - 6
            59.  "Combined Company Securities"...........................  I - 6
            60.  "Combined Company Series A Preferred Stock".............  I - 6
            61.  "Combined Company Warrants".............................  I - 7
            62.  "Combined Company Warrant Agreement"....................  I - 7
            63.  "Common Stock Exchange".................................  I - 7
            64.  "Confirmation"..........................................  I - 7
            65.  "Confirmation Date".....................................  I - 7
            66.  "Confirmation Order"....................................  I - 7
            67.  "Creditor Distribution Exhibit".........................  I - 7
            68.  "Debtor"................................................  I - 7
            69.  "Delaware General Corporation Law"......................  I - 7
            70.  "Derivative Actions"....................................  I - 7
            71.  "Derivative Actions Settlements"........................  I - 7
            72.  "DIP Financing Facility"................................  I - 7
            73.  "Disbursing Agent"......................................  I - 7
            74.  "Disclosure Statement"..................................  I - 7
            75.  "Disputed Claim"........................................  I - 8
            76.  "Disputed Interest".....................................  I - 8
            77.  "Distribution Agreement"................................  I - 8
            78.  "Distribution Record Date"..............................  I - 8
            79.  "Double Derivative Action"..............................  I - 8
            80.  "Effective Date"........................................  I - 8
            81.  "Effective Time"........................................  I - 8
            82.  "Estate"................................................  I - 8
            83.  "Exchange Act"..........................................  I - 8
            84.  "Exercise Notice".......................................  I - 8
            85.  "Existing Guaranties"...................................  I - 8
            86.  "Existing Guaranty Claims"..............................  I - 8
            87.  "Existing Indebtedness Agent"...........................  I - 8
            88.  "Existing LC Claims"....................................  I - 8
            89.  "Existing Lender Agreements"............................  I - 8
            90.  "Existing Letters of Credit"............................  I - 9
            91.  "Existing Loan Documents"...............................  I - 9
            92.  "Existing Loans"........................................  I - 9
            93.  "File," "Filed" or "Filing".............................  I - 9
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            94.  "Final Order"...........................................  I - 9
            95.  "Funded Debt Cash Distribution".........................  I - 9
            96.  "Funded Debt Claims"....................................  I - 9
            97.  "Funded Debt Class MK-3 Rights Exercise Proceeds".......  I - 9
            98.  "Funded Debt Class MK-6 Rights Exercise Proceeds".......  I - 9
            99.  "Funded Debt Combined Company Common Stock".............  I - 9
            100. "Funded Debt Lenders"...................................  I - 9
            101. "Funded Debt MK Rail Note Proceeds".....................  I - 9
            102. "Funded Debt MK Rail Stock".............................  I - 9
            103. "Funded Debt New MK Common Stock"....................... I - 10
            104. "Funded Debt Pro Rata Share"............................ I - 10
            105. "Holder"................................................ I - 10
            106. "Impaired . . ."........................................ I - 10
            107. "Indemnification Agreement"............................. I - 10
            108. "Initial Equity Recovery"............................... I - 10
            109. "Initial Residual Equity Distribution".................. I - 10
            110. "Intercreditor Agreement"............................... I - 10
            111. "Interest".............................................. I - 10
            112. "Lender Cash Distribution".............................. I - 10
            113. "Lender Class MK-3 Rights Exercise Proceeds"............ I - 11
            114. "Lender Class MK-6 Rights Exercise Proceeds"............ I - 11
            115. "Lender Combined Company Common Stock".................. I - 11
            116. "Lender MK Rail Note Proceeds".......................... I - 11
            117. "Lender MK Rail Stock".................................. I - 11
            118. "Lender New MK Common Stock"............................ I - 11
            119. "Lender Steering Committee"............................. I - 11
            120. "Lenders"............................................... I - 11
            121. "Liquidating Trust"..................................... I - 11
            122. "Liquidating Trust Agreement"........................... I - 11
            123. "Liquidating Trust Cash Distribution"................... I - 11
            124. "Liquidating Trust Class MK-3 Rights Exercise Proceeds". I - 12
            125. "Liquidating Trust Class MK-6 Rights Exercise Proceeds". I - 12
            126. "Liquidating Trust Combined Company Common Stock"....... I - 12
            127. "Liquidating Trust MK Rail Note Proceeds"............... I - 12
            128. "Liquidating Trust MK Rail Stock"....................... I - 12
            129. "Liquidating Trust New MK Common Stock"................. I - 12
            130. "Liquidating Trustee"................................... I - 12
            131. "MK".................................................... I - 12
            132. "MKO"................................................... I - 12
            133. "MK Rail"............................................... I - 12
            134. "MK Rail Note".......................................... I - 12
            135. "MK Rail Note Cancellation Agreement"................... I - 12
            136. "MK Rail Note Proceeds"................................. I - 12
            137. "MK Rail Rights"........................................ I - 13
            138. "MK Rail Rights Plan"................................... I - 13
            139. "MK Rail Securities Class Action Plaintiffs"............ I - 13
            140. "MK Rail Securities Class Actions"...................... I - 13
            141. "MK Rail Stock"......................................... I - 13
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            142. "MK Rail Stockholders Agreement"........................ I - 13
            143. "MK Securities Class Action Plaintiffs"................. I - 13
            144. "MK Securities Class Actions"........................... I - 13
            145. "Master Ballots"........................................ I - 13
            146. "Merger"................................................ I - 13
            147. "Merger Agreement"...................................... I - 13
            148. "Metra Agent"........................................... I - 13
            149. "Metra Ceiling Amount".................................. I - 13
            150. "Metra Credit Agreement"................................ I - 13
            151. "Metra Floor Amount".................................... I - 13
            152. "Metra Guaranty"........................................ I - 13
            153. "Metra Lender Cash Distribution"........................ I - 13
            154. "Metra Lender Claims"................................... I - 14
            155. "Metra Lender Class MK-3 Rights Exercise Proceeds"...... I - 14
            156. "Metra Lender Class MK-6 Rights Exercise Proceeds"...... I - 14
            157. "Metra Lender Combined Company Common Stock"............ I - 14
            158. "Metra Lender MK Rail Note Proceeds".................... I - 14
            159. "Metra Lender MK Rail Stock"............................ I - 14
            160. "Metra Lender New MK Common Stock"...................... I - 14
            161. "Metra Lender Pro Rata Share"........................... I - 14
            162. "Metra Lenders"......................................... I - 14
            163. "National Steel Guaranty"............................... I - 14
            164. "National Steel Guaranty Claim"......................... I - 15
            165. "New Bonds Agreement"................................... I - 15
            166. "New Bonds Security Agreement".......................... I - 15
            167. "New Credit Facility"................................... I - 15
            168. "New Credit Facility Agreement"......................... I - 15
            169. "New Credit Facility Documents"......................... I - 15
            170. "New Guaranty".......................................... I - 15
            171. "New Lease"............................................. I - 15
            172. "New Letter of Credit Reimbursement Agreement".......... I - 15
            173. "New MK Amended Certificate of Incorporation"........... I - 15
            174. "New MK Bylaws"......................................... I - 15
            175. "New MK Common Stock"................................... I - 15
            176. "New MK Compensation Plans"............................. I - 15
            177. "New MK Non-Employee Director Plan"..................... I - 16
            178. "New MK Registration Rights Agreement".................. I - 16
            179. "New MK Securities"..................................... I - 16
            180. "New MK Series A Preferred Stock"....................... I - 16
            181. "New MK Stock Compensation Plan"........................ I - 16
            182. "New MK Warrant Agreement".............................. I - 16
            183. "New MK Warrant Exercise Price Formula"................. I - 16
            184. "New MK Warrants"....................................... I - 16
            185. "Nondebtor Subsidiaries"................................ I - 16
            186. "Old Common Stock"...................................... I - 16
            187. "Old Stock Options"..................................... I - 17
            188. "Old Warrants".......................................... I - 17
            189. "Ordinary Course Professionals' Order".................. I - 17
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            190. "Other Secured Claims".................................. I - 17
            191. "Override Agreement".................................... I - 17
            192. "Override Loan Documents"............................... I - 17
            193. "Petition Date"......................................... I - 17
            194. "Plan".................................................. I - 17
            195. "Plan Participants"..................................... I - 17
            196. "Priority Claim"........................................ I - 17
            197. "Priority Tax Claim".................................... I - 17
            198. "Pro Rata".............................................. I - 17
            199. "Professional".......................................... I - 18
            200. "Reinstated" or "Reinstatement"......................... I - 18
            201. "Reorganization Investment Yield"....................... I - 18
            202. "Reorganized Debtor".................................... I - 18
            203. "Residual Equity Recovery Exhibit"...................... I - 18
            204. "Restructuring"......................................... I - 18
            205. "Rights"................................................ I - 18
            206. "Rights Agreement"...................................... I - 18
            207. "Schedules"............................................. I - 18
            208. "Secured Claim"......................................... I - 18
            209. "Secured Funded Debt Claims"............................ I - 18
            210. "Secured Metra Lender Claims"........................... I - 18
            211. "Secured Transit Bonding Claims"........................ I - 18
            212. "Securities Act"........................................ I - 19
            213. "Securities Plaintiffs"................................. I - 19
            214. "Shareholder Litigation Settlements".................... I - 19
            215. "Stipulation of Amount and Nature of Claim"............. I - 19
            216. "Subsequent Equity Recovery"............................ I - 19
            217. "Subsequent Residual Equity Distribution"............... I - 19
            218. "Subsidiaries".......................................... I - 19
            219. "Third-Party Disbursing Agent".......................... I - 19
            220. "Touchstone Actions".................................... I - 19
            221. "Touchstone Cash Distribution".......................... I - 19
            222. "Touchstone Claims"..................................... I - 19
            223. "Touchstone Class MK-6 Rights Exercise Proceeds"........ I - 19
            224. "Touchstone Combined Company Common Stock".............. I - 19
            225. "Touchstone New MK Common Stock"........................ I - 20
            226. "Touchstone Settlement Agreement"....................... I - 20
            227. "Trade Claim"........................................... I - 20
            228. "Transit Asset Purchase Agreement"...................... I - 20
            229. "Transit Bonding Claims"................................ I - 20
            230. "Transit Bonding Companies"............................. I - 20
            231. "Transit Bonds"......................................... I - 20
            232. "Transit Reimbursement Agreement"....................... I - 20
            233. "Transit Release"....................................... I - 20
            234. "Transit Security Agreement"............................ I - 20
            235. "Unimpaired Claim"...................................... I - 20
            236. "Unofficial Equity Committee"........................... I - 20
            237. "Unsecured Claim"....................................... I - 20
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            238. "Unsecured Funded Debt Claims".......................... I - 20
            239. "Unsecured Metra Lender Claims"......................... I - 21
            240. "Unsecured Transit Bonding Claims"...................... I - 21
            241. "Voting Instructions"................................... I - 21
            242. "Voting Record Date".................................... I - 21
            243. "Washington"............................................ I - 21
       B.   Rules of Interpretation, Computation of Time and
            Governing Law................................................ I - 21
            1.   Rules of Interpretation................................. I - 21
            2.   Computation of Time..................................... I - 21
            3.   Governing Law........................................... I - 21

ARTICLE II. ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS................ I - 22
       A.   Administrative Claims........................................ I - 22
            1.   In General.............................................. I - 22
            2.   Professionals........................................... I - 22
       B.   Priority Tax Claims.......................................... I - 22

ARTICLE III. CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND
             INTERESTS................................................... I - 23
       A.    Summary of Claims and Interests............................. I - 23
       B.    Classification and Treatment of Claims Against and
             Interests in MK............................................. I - 23
             1.  Class MK-1 - Priority Claims............................ I - 23
             2.  Class MK-2 - Bridge Loan Claims......................... I - 24
             3.  Class MK-3 - Secured Funded Debt Claims, Secured Metra
                 Lender Claims and Secured Transit Bonding Claims........ I - 24
             4.  Class MK-4 - Existing LC Claims and Existing Guaranty
                 Claims.................................................. I - 25
             5.  Class MK-5 - Other Secured Claims....................... I - 25
             6.  Class MK-6 - Unsecured Funded Debt Claims, Unsecured
                 Metra Lender Claims, Unsecured Transit Bonding Claims,
                 Boise Landlord Claims and Touchstone Claims............. I - 26
             7.  Class MK-7 - Unsecured Claims........................... I - 27
             8.  Class MK-8 - Interests of Holders of Old Common Stock
                 and Securities Plaintiffs............................... I - 28
             9.  Class MK-9 - Interests of Holders of Old Stock Options
                 and Old Warrants........................................ I - 28
       C.    Special Provision Regarding Unimpaired Claims............... I - 29
       D.    Accrual of Postpetition Interest; Payment of Postpetition
             Fees and Expenses........................................... I - 29

ARTICLE IV.  ACCEPTANCE OR REJECTION OF THE PLAN......................... I - 29
       A.    Voting Classes.............................................. I - 29
       B.    Acceptance by Impaired Classes.............................. I - 29
       C.    Presumed Acceptance of Plan................................. I - 30
       D.    Deemed Non-Acceptance of Plan............................... I - 30
       E.    Non-Consensual Confirmation................................. I - 30

ARTICLE V.   MEANS FOR IMPLEMENTATION OF THE PLAN........................ I - 30
       A.    Continued Corporate Existence, Vesting of Assets in the
             Reorganized Debtor and Preservation of Rights of Action..... I - 30
             1.  Continued Corporate Existence and Vesting of Assets..... I - 30
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             2.  Preservation of Rights of Action........................ I - 30
       B.    The Restructuring Transactions.............................. I - 31
             1.  The Merger.............................................. I - 31
                 a.   Consummation of the Merger......................... I - 31
                 b.   Cancellation of Capital Stock and Existing Loan
                      Documents; Surrender of Securities and Other
                      Documentation...................................... I - 31
                 c.   Effect of the Merger on Transfer of Securities..... I - 31
                 d.   The Reorganized Debtor's Obligations Under the Plan I - 32
             2.  New Letter of Credit Reimbursement Agreement and New
                 Guaranties.............................................. I - 32
             3.  Issuance of Securities and Related Documentation........ I - 32
             4.  Establishment of Liquidating Trust...................... I - 32
             5.  Establishment of New Credit Facility.................... I - 33
             6.  Procedures for Exercise of Combined Company Rights...... I - 33
       C.    Corporate Governance, Directors and Officers, Employment-
             Related Agreements and Compensation Programs................ I - 35
             1.  Certificate of Incorporation and Bylaws................. I - 35
                 a.   Combined Company/Reorganized MK.................... I - 35
             2.  Directors and Officers.................................. I - 35
                 a.   The Combined Company/Reorganized MK................ I - 35
             3.  Employment, Retirement, Indemnification and Other
             Agreements and Incentive Compensation Programs; Retiree
             Health and Welfare Benefits................................. I - 36
             4.  Corporate Action........................................ I - 36
       D.    Sources of Cash for Plan Distributions...................... I - 37
       E.    Releases and Related Matters................................ I - 37
             1.  Releases by the Debtor.................................. I - 37
             2.  Releases by Holders of Claims or Interests.............. I - 37
             3.  Injunction Related to Releases.......................... I - 38
       F.    Release of Liens............................................ I - 39
       G.    Effectuating Documents; Further Transactions; Exemption
             from Certain Transfer Taxes................................. I - 39
       H.    Approval of Shareholder Litigation Settlements.............. I - 39
       I.    MK Rail Note Cancellation Agreement......................... I - 39

ARTICLE VI.  TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES....... I - 40
       A.    Executory Contracts and Unexpired Leases to be Assumed...... I - 40
             1.  Assumptions Generally................................... I - 40
             2.  Cure of Defaults........................................ I - 40
       B.    Executory Contracts and Unexpired Leases to be Rejected;
             Bar Date for Rejection Damages.............................. I - 40
             1.  Rejection Generally..................................... I - 40
             2.  Bar Date for Rejection Damages.......................... I - 41
       C.    Special Executory Contract and Unexpired Lease Matters...... I - 41
             1.  Existing Employment, Retirement and Other Agreements and
                 Incentive Compensation Programs......................... I - 41
             2.  Indemnification Obligations............................. I - 41
       D.    Executory Contracts and Unexpired Leases Entered Into
             and Other Obligations Incurred After the Petition Date...... I - 41
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ARTICLE VII. PROVISIONS GOVERNING DISTRIBUTIONS.......................... I - 41
       A.    Distributions for Claims and Interests Allowed as of
             the Effective Date.......................................... I - 41
       B.    Distributions by Disbursing Agents.......................... I - 42
             1.  Disbursing Agents....................................... I - 42
       C.    Delivery of Distributions and Undeliverable or Unclaimed
             Distributions............................................... I - 42
             1.  Delivery of Distributions in General.................... I - 42
             2.  Undeliverable Distributions............................. I - 42
                 a.   Holding and Investment of Undeliverable
                      Distributions...................................... I - 42
                 b.   After Distributions Become Deliverable............. I - 43
                 c.   Failure to Claim Undeliverable Distributions....... I - 43
       D.    Distribution Record Date.................................... I - 43
       E.    Means of Cash Payments...................................... I - 44
       F.    Timing and Calculation of Amounts to be Distributed......... I - 44
             1.  In General.............................................. I - 44
             2.  Distributions of Stock.................................. I - 44
             3.  Distributions of Warrants............................... I - 44
             4.  Distributions of Rights................................. I - 45
             5.  Compliance with Tax Requirements........................ I - 45
       G.    Setoffs..................................................... I - 45
       H.    Surrender of Cancelled Debt Instruments or Securities....... I - 45
             1.  Existing Loan Documents and Capital Stock Certificates.. I - 46
             2.  Lost, Stolen, Mutilated or Destroyed Existing Loan
                 Documents or Capital Stock Certificates................. I - 46
             3.  Failure to Surrender Canceled Existing Loan Documents
                 or Capital Stock Certificates........................... I - 46
       I.    Restrictions Related to MK Rail Stock....................... I - 46
       J.    Pledge by Holder of Boise Landlord Claims of Entitlement
             to Receive Distributions.................................... I - 46

ARTICLE VIII. PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND DISPUTED
              INTERESTS.................................................. I - 47
       A.     Prosecution of Objections to Claims and Interests.......... I - 47
       B.     Treatment of Disputed Claims or Interests.................. I - 47
              1.  No Payments on Account of Disputed Claims or Interests. I - 47
              2.  Resolution or Estimation of Claims..................... I - 47
       C.     Distributions on Account of Disputed Claims or Interests
              Once They Are Allowed...................................... I - 47

ARTICLE IX.   CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF
              THE PLAN................................................... I - 48
       A.     Conditions to Confirmation................................. I - 48
       B.     Conditions to Effective Date............................... I - 48
       C.     Waiver of Conditions....................................... I - 48
       D.     Effect of Nonoccurrence of Conditions to Effective Date.... I - 49

ARTICLE X.    CRAMDOWN................................................... I - 49

ARTICLE XI.   DISCHARGE OF CLAIMS, TERMINATION OF INTERESTS, INJUNCTIONS
              AND SUBORDINATION RIGHTS................................... I - 49
       A.     Discharge of Claims and Termination of Interests........... I - 49
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       B.     Injunctions................................................ I - 50
              1.  Injunction Related to Discharged Claims and Terminated
                  Interests.............................................. I - 50
              2.  Released Claims........................................ I - 50
              3.  Consent to Injunction.................................. I - 50
              4.  Regulatory or Enforcement Actions...................... I - 50
       C.     Termination of Subordination Rights and Settlement of
              Related Claims and Controversies........................... I - 51
       D.     Limitation of Liability in Connection with the Plan,
              Disclosure Statement and Related Documents and Related
              Indemnity.................................................. I - 51

ARTICLE XII.  RETENTION OF JURISDICTION.................................. I - 51

ARTICLE XIII. MISCELLANEOUS PROVISIONS................................... I - 53
       A.     Payment of Statutory Fees.................................. I - 53
       B.     Modification of the Plan................................... I - 53
       C.     Revocation of the Plan..................................... I - 53
       D.     Severability of Plan Provisions............................ I - 53
       E.     Successors and Assigns..................................... I - 53
       F.     Exhibits................................................... I - 53
       G.     Service of Documents on the Debtor or Reorganized Debtor... I - 54
       H.     Regulatory or Enforcement Action........................... I - 54

                                 TABLE OF EXHIBITS

EXHIBIT          NAME
- -------          ----
  A         Merger Agreement (without exhibits)

  B         Combined Company Bylaws*

  C         Combined Company Certificate of Incorporation*

  D         [Intentionally Omitted]

  E         List of Lenders

  F         List of Existing Lender Agreements

  G         List of Existing Guaranties

  H         List of Existing Letters of Credit

  I         Combined Company Registration Rights Agreement

  J         Combined Company Warrant Agreement

  K         Exclusive Schedule of Executory Contracts and Unexpired Leases to be
            Rejected

  L         Summaries of New MK Compensation Plans

  M         List of New MK Employment, Retirement, Indemnification and Other
            Agreements and Incentive Compensation Programs That Will Remain in
            Effect as of the Effective Date

  N         New MK Bylaws*

  O         New MK Amended Certificate of Incorporation*

  P         New MK Registration Rights Agreement*

  Q         New MK Warrant Agreement*

  R-1       Creditor Distribution Exhibit - Merger Agreement Consummated

  R-2       Creditor Distribution Exhibit - Merger Agreement Terminated

  S         Residual Equity Recovery Exhibit

  T         MK Rail Stockholders Agreement*

  U         Non-Exclusive List of Retained Claims, Rights and Causes of Action

  V         Liquidating Trust Agreement

  W         MK Rail Note Cancellation Agreement*

- ----------------------------
*  To be provided upon request.

                                  INTRODUCTION

     Morrison Knudsen Corporation, a Delaware corporation ("MK" or the "Debtor"), proposes the following first amended plan of reorganization (the "Plan") for the satisfaction of the Debtor's outstanding creditor claims and equity interests. Reference is made to the Debtor's second amended disclosure statement, distributed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtor's history, businesses, properties, results of operations and projections for future operations, and for a summary and analysis of the Plan and certain related matters, including the Merger, which is a central feature of the Plan. All Holders of Claims against and Interests in the Debtor entitled to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in the Plan and the Merger Agreement, the Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan prior to its consummation.

     Unless the Merger Agreement is terminated as provided therein, the Merger shall be consummated in accordance with the terms of the Merger Agreement and the Plan will become effective simultaneously with such consummation. If the Merger Agreement is terminated as provided therein, the Plan will nonetheless become effective in accordance with its terms, which provide for alternative treatment of various matters in that event.


                                   ARTICLE I.

                    DEFINED TERMS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

A.   Defined Terms

     As used in the Plan, capitalized terms and phrases have the meanings set forth below. Any term used in the Plan that is not defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules.

     1. "ADMINISTRATIVE CLAIM" means a Claim for costs and expenses of administration allowed under sections 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the businesses of the Debtor (such as wages, salaries or commissions for services and payments for goods or other services); (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under sections 330(a) or 331 of the Bankruptcy Code; (c) all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, 28 U.S.C. (S)(S) 1911-1930; and (d) any such Claim held by an Affiliate arising on or after the Petition Date.

     2. "AFFILIATE" means MK or any corporation, limited liability company or partnership in which MK directly or indirectly owns 50% or more of the equity interest of such entity, excluding MK Rail.

     3. "ALLOWED CLAIM" or "Allowed Unsecured Claim" means (subject to the provisions of Section III.E below):

       a. a Claim that has been listed by the Debtor in its Schedules as other than disputed, contingent or unliquidated and (i) is not otherwise a Disputed Claim or (ii) as to which the Debtor has not delivered to the Holder of the Claim a Stipulation of Amount and Nature of Claim;

       b. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any Stipulation of Amount and Nature of Claim executed on or after the Confirmation Date (except with respect to the Metra Lender

   Claims); (iii) in any contract, instrument, indenture or other agreement or document entered into in connection with the Plan; (iv) in a Final Order; or
   (v) pursuant to the terms of the Plan;

       c. a Claim relating to a rejected executory contract or unexpired lease that satisfies either (a) or (b) above, but in either case only if a proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law; or

       d. a Claim (other than a Claim relating to a rejected executory contract or unexpired lease) not satisfying either clause (a) or (b) above, but that is not a Disputed Claim.

     4. "ALLOWED . . . CLAIM" means an Allowed Claim in the particular Class(es) or categories described.

     5. "ALLOWED INTEREST" means an Interest: (a) that is registered as of the Distribution Record Date in a stock register that is maintained by or on behalf of the Debtor and (b) either (i) is not a Disputed Interest or (ii) has been allowed by a Final Order.

     6. "AMERAIL" means American Passenger Rail Car Company L.L.C. and its successors and assigns.

     7. "AMERAIL ENVIRONMENTAL SECURITY AGREEMENT" means that certain Pledge and Security Agreement (Environmental Obligations) dated as of October 10, 1995 by MK, MKO and certain of the Subsidiaries in favor of Amerail.

     8. "BALLOTS" means the ballots accompanying the Disclosure Statement upon which Holders of Impaired Claims or Impaired Interests entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the Voting Instructions.

     9. "BANKRUPTCY CODE" means title 11 of the United States Code, as now in effect or hereafter amended.

     10. "BANKRUPTCY COURT" means the United States District Court having jurisdiction over the Chapter 11 Case and, to the extent of any reference made pursuant to 28 U.S.C. (S) 157, the bankruptcy unit of the District Court.

     11. "BANKRUPTCY RULES" means, collectively, the Federal Rules of Bankruptcy Procedure and the general and local rules of the Bankruptcy Court, as now in effect or hereafter amended.

     12. "BAR DATE" means the bar date for Filing proofs of Claim with respect to executory contracts and unexpired leases that are rejected pursuant to the Plan or otherwise pursuant to section 365 of the Bankruptcy Code.

     13. "BENEFICIAL HOLDER" means the entity holding the beneficial interest in a Claim or Interest.

     14.  "BOISE LANDLORD"  means MK Plaza Trust, a Delaware business trust.

     15. "BOISE LANDLORD CASH DISTRIBUTION" means the amount of the Cash Distribution to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to the Holder of an Allowed Boise Landlord Claim in accordance with Part A of the Creditor Distribution Exhibit.

     16. "BOISE LANDLORD CLAIMS" means the rejection damage Claims of the Boise Landlord against MK with respect to the rejection of the Boise Leases.

     17. "BOISE LANDLORD CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the amount of the Class MK-6 Rights Exercise Proceeds to be distributed on or as soon as practicable after the Effective Date to Holder of Allowed Boise Landlord Claims in accordance with Part A of the Creditor Distribution Exhibit.

     18. "BOISE LANDLORD COMBINED COMPANY COMMON STOCK" means the aggregate number of shares of Combined Company Common Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to the Holder of an Allowed Boise Landlord Claim in accordance with Part A of the Creditor Distribution Exhibit.

     19. "BOISE LANDLORD NEW MK COMMON STOCK" means the aggregate number of shares of New MK Common Stock to be distributed on or as soon as practicable after the Effective Date, if the Merger Agreement is terminated, to the Holder of an Allowed Boise Landlord Claim in accordance with Part A of the Creditor Distribution Exhibit.

     20. "BOISE LEASES" means those certain Amended and Restated Leases dated as of January 9, 1990, as amended from time to time prior to the Petition Date.

     21.  "BONDING COMPANY"  means Fidelity and Deposit Company of Maryland.

     22. "BONDING COMPANY CASH DISTRIBUTION" means the amount of the Cash Distribution to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Allowed Unsecured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     23. "BONDING COMPANY CLASS MK-3 RIGHTS EXERCISE PROCEEDS" means the amount of the Class MK-3 Rights Exercise Proceeds to be distributed on or as soon as practicable after the Effective Date to Holders of Allowed Secured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     24. "BONDING COMPANY CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the amount of the Class MK-6 Rights Exercise Proceeds to be distributed on or as soon as practicable after the Effective Date to Holders of Allowed Unsecured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     25. "BONDING COMPANY COMBINED COMPANY COMMON STOCK" means the aggregate number of shares of Combined Company Common Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Allowed Unsecured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     26. "BONDING COMPANY MK RAIL NOTE PROCEEDS" means the aggregate amount of MK Rail Note Proceeds to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date to Holders of Allowed Secured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     27. "BONDING COMPANY MK RAIL STOCK" means the aggregate number of shares of MK Rail Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date to Holders of Allowed Secured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     28. "BONDING COMPANY NEW MK COMMON STOCK" means the aggregate number of shares of New MK Common Stock to be distributed on or as soon as practicable after the Effective Date, if the Merger Agreement is terminated, to Holders of Allowed Unsecured Transit Bonding Claims in accordance with Part B of the Creditor Distribution Exhibit.

     29. "BRIDGE LOAN" means, collectively, any loans made to MK and MKO under the Bridge Loan Agreement.

     30. "BRIDGE LOAN AGENT" means Mellon Bank, N.A. in its capacity as administrative agent and collateral agent with respect to the Bridge Loan Agreement.

     31. "BRIDGE LOAN AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of July 31, 1995, as amended, among MK and MKO as borrowers, the Bridge Loan Lenders and the Bridge Loan Agent.

     32. "BRIDGE LOAN CLAIMS" means the Claims of the Bridge Loan Lenders arising under the Bridge Loan Documents.

     33. "BRIDGE LOAN DOCUMENTS" means the Bridge Loan Agreement and all "Loan Documents," as defined in the Bridge Loan Agreement.

     34. "BRIDGE LOAN LENDERS" means, collectively: (a) Mellon Bank, N.A.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Swiss Bank Corporation, Cayman Islands Branch; Nomura Holding America, Inc.; Internationale Nederlanden (U.S.) Capital Corp; Bear, Stearns & Co., Inc. and Banque Nationale De Paris and their successors and assigns and (b) Bank of America National Trust & Savings Association, Bank of America Illinois and Key Bank of Idaho, solely in their capacity as the deposit banks.

     35. "BUSINESS DAY" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     36. "CAPITAL STOCK" means, collectively, the Old Common Stock, the Old Stock Options and the Old Warrants.

     37.  "CASH"  means cash and cash equivalents.

     38. "CASH DISTRIBUTION" means the $13,300,000 to be distributed, unless the Merger Agreement is terminated, on or as soon as practicable after the Effective Date.

     39. "CHAPTER 11 CASE" means the case commenced by the Debtor under chapter 11 of the Bankruptcy Code.

     40.  "CLAIM"  means a claim (as defined in section 101(5) of the Bankruptcy
Code) against the Debtor.

     41. "CLASS" means a class of Claims or Interests, as described in Article III below.

     42. "CLASS 3 FUNDED DEBT DISTRIBUTION" means the value, determined in accordance with the Residual Equity Recovery Exhibit, of the property to be distributed to the Funded Debt Lenders pursuant to Section III.B.3 hereof; provided, however, that if the Merger Agreement is terminated, the value of such property shall be determined by an order of the Bankruptcy Court.

     43. "CLASS 3 METRA LENDER DISTRIBUTION" means the value, determined in accordance with the Residual Equity Recovery Exhibit, of the property to be distributed to the Metra Lenders pursuant to Section III.B.3 hereof; provided, however, that if the Merger Agreement is terminated, the value of such property shall be determined by an order of the Bankruptcy Court.

     44. "CLASS 3 TRANSIT BONDING DISTRIBUTION" means the value, determined in accordance with the Residual Equity Recovery Exhibit, of the property to be distributed to the Bonding Company pursuant to

Section III.B.3 hereof; provided, however, that if the Merger Agreement is terminated, the value of such property shall be determined by an order of the Bankruptcy Court.

     45. "CLASS MK-3 RIGHTS EXERCISE PROCEEDS" means the Combined Company Rights Exercise Proceeds to be allocated to Class MK-3, calculated in accordance with the following formula:

Class MK-3 Rights Exercise Proceeds = (MK Rail Stock Exercise Proceeds + MK Rail Note Exercise Proceeds)

     where

     (i) MK Rail Stock Exercise Proceeds = (.85)(MK Rail Stock Price)(Rights MK Rail Stock);

     (ii) "MK Rail Stock Price" means the weighted (i.e., taking into account the volume of trading on each trading day during the period) average closing price for shares of MK Rail Stock on the Nasdaq National Market System during the period of 20 consecutive trading days ending on the 20th trading day following the Confirmation Date;

     (iii) "Rights MK Rail Stock" means the total number of shares of MK Rail Stock to be distributed to or for the benefit of holders of Combined Company Rights pursuant to the exercise of Combined Company Rights; and

     (iv) "MK Rail Note Exercise Proceeds" means the aggregate amount of MK Rail Note Proceeds distributed to or for the benefit of holders of Combined Company Rights pursuant to the exercise of Combined Company Rights.

     46. "CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the Combined Company Rights Exercise Proceeds to be allocated to Class MK-6, calculated in accordance with the following formula:

Class MK-6 Rights Exercise Proceeds = Combined Company Rights Exercise Proceeds - Class MK-3 Rights Exercise Proceeds

     47. "COMBINED COMPANY" means the Delaware corporation which is the surviving corporation of the Merger, and which shall bear the corporate name "Morrison Knudsen Corporation."

     48. "COMBINED COMPANY BYLAWS" means the Bylaws of the Combined Company, which shall be substantially in the form set forth in Exhibit B.

     49. "COMBINED COMPANY CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Combined Company, which shall be substantially in the form set forth in Exhibit C.

     50. "COMBINED COMPANY COMMON STOCK" means the shares of common stock of the Combined Company, authorized pursuant to the Combined Company Certificate of Incorporation, to be issued and distributed (unless the Merger Agreement is terminated) in accordance with the provisions hereof, which shares shall constitute 45% of the total number of shares of such common stock issued and outstanding immediately after the Effective Time.

     51. "COMBINED COMPANY REGISTRATION RIGHTS AGREEMENT" means that certain agreement to be entered into on the Effective Date, unless the Merger Agreement is terminated, by the Combined Company and the recipients of Combined Company Common Stock, which shall be in substantially the form set forth in Exhibit I.

     52. "COMBINED COMPANY RIGHTS" means uncertificated, nontransferable rights, exercisable in the aggregate to purchase the Combined Company Rights Aggregate Consideration, which rights shall, unless the Merger Agreement is terminated, be issued to Holders of Allowed Class MK-8 Interests pursuant to
Section III.B.8 of the

Plan and be exercisable in accordance with the provisions of Section VII.B.6 of the Plan. Each Combined Company Right shall be identical in all respects to every other Combined Company Right.

     53. "COMBINED COMPANY RIGHTS AGGREGATE CONSIDERATION" means, collectively, the Combined Company Rights Aggregate Percentage of (a) the MK Rail Stock, MK Rail Note Proceeds, Cash Distribution, Combined Company Common Stock (excluding in each case any portion of the foregoing distributed to the Liquidating Trust in accordance with the Creditor Distribution Exhibit) and (b) the rights and benefits under the Liquidating Trust Agreement, that in the absence of the exercise of any Combined Company Rights, are distributable to or are otherwise to inure to the benefit of Holders of Allowed Class MK-3 and MK-6 Claims in accordance with Sections III.B.3 and III.B.6 of the Plan, representing and including a succession, to the extent of the Combined Company Rights Aggregate Percentage, to the rights, privileges, obligations and restrictions of each of the (a) Funded Debt Lenders, (b) Metra Lenders, (c) Bonding Company, (d) Holders of Touchstone Claims, and (e) Boise Landlord under the Plan (but only, insofar as the Boise Landlord is concerned, as such rights, privileges and obligations pertain to distributions to be made to the Boise Landlord pursuant to the Plan and not otherwise) and the Exhibits hereto.

     54. "COMBINED COMPANY RIGHTS AGGREGATE PERCENTAGE" means a percentage determined pursuant to the following formula:

          (.50) ++Total Minimum Creditor Claims++
                + ----------------------------- +
                ++Total Maximum Creditor Claims++

     where

     (i) Total Minimum Creditor Claims = Allowed Funded Debt Claims + Allowed Transit Bonding Claims + Allowed Boise Landlord Claims + Allowed Touchstone Claims + Metra Floor Amount; and

     (ii) Total Maximum Creditor Claims = Allowed Funded Debt Claims + Allowed Transit Bonding Claims + Allowed Boise Landlord Claims + Allowed Touchstone Claims + Metra Ceiling Amount (determined as of the Confirmation Date).

     55. "COMBINED COMPANY RIGHTS EXERCISE PERIOD" means the period commencing on the Effective Date and concluding on the Combined Company Rights Expiration Date.

     56. "COMBINED COMPANY RIGHTS EXERCISE PRICE" means an amount in Cash per Combined Company Right determined pursuant to the following formula:

     (Combined Company Rights Aggregate Percentage)(Total Maximum Creditor
     ---------------------------------------------------------------------
     Claims)
     -------
           Number of Combined Company Rights Issued Under the Plan

     57. "COMBINED COMPANY RIGHTS EXERCISE PROCEEDS" means the aggregate Cash proceeds generated by the exercise of the Combined Company Rights pursuant to
Section V.B.6 of the Plan.

     58. "COMBINED COMPANY RIGHTS EXPIRATION DATE" means the 5:00 p.m. Eastern Time on the later of (i) the 23rd trading day following the Confirmation Date and (ii) the fifth Business Day following the Effective Date. For purposes of the foregoing, the term "trading day" means any day on which both the New York Stock Exchange and the Nasdaq National Market are open for the transaction of business.

     59. "COMBINED COMPANY SECURITIES" means, collectively, the (a) Combined Company Common Stock, (b) Combined Company Series A Preferred Stock, (c) Combined Company Warrants, and (d) Combined Company Rights.

     60. "COMBINED COMPANY SERIES A PREFERRED STOCK" means the 18,000 shares of Series A Preferred Stock of the Combined Company authorized pursuant to the Combined Company Certificate of Incorporation, to be issued and distributed (unless the Merger Agreement is terminated), subject to the provisions of Section V.B.4 (pursuant to which the number of shares may be increased to 1,800,000 in certain circumstances), to the Liquidating Trust, which shares shall constitute 100% of the total number of shares of such preferred stock issued and outstanding immediately after the Effective Time, or the proceeds associated therewith.

     61. "COMBINED COMPANY WARRANTS" means the 2,765,000 warrants, each to purchase one share of Combined Company Common Stock, to be issued by the Combined Company pursuant to the Combined Company Warrant Agreement unless the Merger Agreement is terminated, which warrants shall be issued to Holders of Allowed Class MK-8 Interests pursuant to Section III.B.8 of the Plan, and which warrants each shall (a) have an exercise price of $12.00 per share and (b) expire on the date occurring six years and six months after the Effective Time.

     62. "COMBINED COMPANY WARRANT AGREEMENT" means the Combined Company Warrant Agreement in substantially the form set forth in Exhibit J.

     63. "COMMON STOCK EXCHANGE" means the exchange of Old Common Stock for Combined Company Warrants, or, if the Merger Agreement is terminated, the exchange of Old Common Stock for New MK Warrants.

     64.  "CONFIRMATION"  means the entry of the Confirmation Order.

     65. "CONFIRMATION DATE" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     66. "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     67. "CREDITOR DISTRIBUTION EXHIBIT" means the Creditor Distribution Exhibit which shall be substantially in the form set forth in Exhibit R-1; provided, however, that if the Merger Agreement is terminated, "Creditor Distribution Exhibit" shall mean the Creditor Distribution Exhibit which shall be substantially in the form of Exhibit R-2.

     68.  "DEBTOR"  means MK.

     69. "DELAWARE GENERAL CORPORATION LAW" means title 8 of the Delaware Code, as now in effect or hereafter amended.

     70. "DERIVATIVE ACTIONS" means the Derivative Actions as defined in the Disclosure Statement.

     71. "DERIVATIVE ACTIONS SETTLEMENTS" means the settlements of the Derivative Actions and the Double Derivative Action described in the Disclosure Statement.

     72. "DIP FINANCING FACILITY" means the postpetition credit facility extended to the Debtor under section 364 of the Bankruptcy Code and any replacement facility therefor.

     73. "DISBURSING AGENT" means the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK), in its capacity as Disbursing Agent pursuant to Section VII.B below, or any Third-Party Disbursing Agent.

     74. "DISCLOSURE STATEMENT" means the Second Amended Disclosure Statement dated July 25, 1996, as amended, modified or supplemented (and all exhibits or schedules annexed thereto or referenced therein), which relates to the Plan, and which has been prepared and distributed in accordance with sections 1125 and 1126(b) of the Bankruptcy Code and Bankruptcy Rule 3018.

     75. "DISPUTED CLAIM" means any Claim as to which the Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or any Claim otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

     76. "DISPUTED INTEREST" means any Interest as to which the Debtor has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or any Interest otherwise disputed by the Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.

     77. "DISTRIBUTION AGREEMENT" means that certain Distribution Agreement dated as of October 10, 1995, as amended, among MK, MKO and the Subsidiaries, the Bonding Company, and the Existing Indebtedness Agent.

     78. "DISTRIBUTION RECORD DATE" means, collectively, (a) with respect to identification of the Holders of Allowed Class MK-8 Interests entitled to receive distributions under the Plan, the Confirmation Date and (b) with respect to identification of Holders of Claims entitled to receive distributions under the Plan, the Business Day immediately preceding the Effective Date.

     79. "DOUBLE DERIVATIVE ACTION" means the action arising out of the Double Derivative Claims, as defined in the Disclosure Statement.

     80. "EFFECTIVE DATE" means a Business Day, as determined by MK, that is as soon as reasonably practicable but that is at least 11 days after the Confirmation Date and on which: (a) no stay of the Confirmation Order is in effect and (b) all conditions to the Effective Date set forth in Section IX.B below have been satisfied or waived (if available) pursuant to Section IX.C below. Unless the Merger Agreement is terminated, the Effective Date will be deemed to commence simultaneously with the Effective Time.

     81. "EFFECTIVE TIME" means the time at which the Merger is consummated and becomes effective pursuant to the terms of the Merger Agreement and applicable law.

     82. "ESTATE" means, collectively, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

     83.  "EXCHANGE ACT"  means the Exchange Act of 1934, as amended.

     84. "EXERCISE NOTICE" has the meaning specified in Section V.B.6.e hereof.

     85. "Existing Guaranties" means the guaranties of the Guaranty Lenders listed in Exhibit G hereto.

     86. "EXISTING GUARANTY CLAIMS" means the contingent Claims of the Holders of Existing Guaranties (in such capacity, "Guaranty Lenders") arising under the Existing Guaranties and the Existing Loan Documents.

     87. "EXISTING INDEBTEDNESS AGENT" means Mellon Bank, N.A. in its capacity as administrative agent and collateral agent with respect to the Override Agreement.

     88. "EXISTING LC CLAIMS" means the Claims of Holders of undrawn Existing Letters of Credit (in such capacity, "LC Lenders") arising under Existing Letters of Credit and the Existing Loan Documents.

     89. "EXISTING LENDER AGREEMENTS" means, collectively, the original credit agreements, Existing Guaranties, Existing Letters of Credit, reimbursement agreements and other documents executed and/or agreements entered into by the Debtor, as modified by the Override Loan Documents, including, but not limited to, those agreements listed in Exhibit F hereto.

     90. "EXISTING LETTERS OF CREDIT" means the letters of credit issued by the LC Lenders listed in Exhibit H hereto.

     91. "EXISTING LOAN DOCUMENTS" means the Override Loan Documents, the Existing Lender Agreements and all documents executed by the Debtor and the Nondebtor Subsidiaries in connection therewith, including, but not limited to, the Existing Guaranties and the Existing Letters of Credit, as amended from time to time prior to the Petition Date.

     92. "EXISTING LOANS" means, collectively, as of the Effective Date (a) "Existing Loans" as defined in the Override Agreement, (b) any other liquidated Claims of the LC Lenders under Existing Letters of Credit that have been drawn and (c) any other liquidated Claims of the Guaranty Lenders under the Existing Guaranties.

     93. "FILE," "FILED" or "FILING" means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case.

     94. "FINAL ORDER" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, which has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari has expired, and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been or may be taken or any petition for certiorari that has been or may be filed has been dismissed or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought.

     95. "FUNDED DEBT CASH DISTRIBUTION" means the aggregate amount of the Lender Cash Distribution to be distributed on or as soon as is practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Allowed Unsecured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     96. "FUNDED DEBT CLAIMS" means, collectively, all Secured Funded Debt Claims and Unsecured Funded Debt Claims.

     97. "FUNDED DEBT CLASS MK-3 RIGHTS EXERCISE PROCEEDS" means the aggregate amount of Class MK-3 Rights Exercise Proceeds to be distributed on or as soon as practicable after the Effective Date to Holders of Allowed Secured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     98. "FUNDED DEBT CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the aggregate amount of the Class MK-6 Rights Exercise Proceeds to be distributed on or as soon as practicable after the Effective Date to Holders of Allowed Unsecured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     99. "FUNDED DEBT COMBINED COMPANY COMMON STOCK" means the aggregate number of shares of Lender Combined Company Common Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Allowed Unsecured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     100. "FUNDED DEBT LENDERS" means the Lenders with respect to the Existing Loans and their successors and assigns.

     101. "FUNDED DEBT MK RAIL NOTE PROCEEDS" means the aggregate amount of Lender MK Rail Note Proceeds to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date to Holders of Allowed Secured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     102. "FUNDED DEBT MK RAIL STOCK" means the aggregate number of shares of Lender MK Rail Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the

Effective Date to Holders of Allowed Secured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     103. "FUNDED DEBT NEW MK COMMON STOCK" means the aggregate number of shares of Lender New MK Common Stock to be distributed on or as soon as practicable after the Effective Date, if the Merger Agreement is terminated, to Holders of Allowed Unsecured Funded Debt Claims in accordance with Part C of the Creditor Distribution Exhibit.

     104. "FUNDED DEBT PRO RATA SHARE" means proportionately so that with respect to an Allowed Funded Debt Claim, the ratio of (i)(a) the number of shares of Combined Company Common Stock or MK Rail Stock or the amount of the Cash Distribution or MK Rail Note Proceeds or Combined Company Rights Exercise Proceeds to be distributed on account of a particular Allowed Funded Debt Claim to (b) the amount of such Allowed Funded Debt Claim, is the same as the ratio of
(ii)(a) the number of shares of Combined Company Common Stock or MK Rail Stock or the amount of the Cash Distribution or MK Rail Note Proceeds or Combined Company Rights Exercise Proceeds to be distributed on account of all Allowed Funded Debt Claims to (b) the amount of all Allowed Funded Debt Claims; provided, however, that if the Merger Agreement is terminated, "Funded Debt Pro Rata Share" means proportionately so that with respect to an Allowed Funded Debt Claim, the ratio of (i)(a) the number of shares of New MK Common Stock or MK Rail Stock or the amount of MK Rail Note Proceeds to be distributed on account of a particular Allowed Funded Debt Claim to (b) the amount of such Allowed Funded Debt Claim, is the same as the ratio of (ii)(a) the number of shares of New MK Common Stock or MK Rail Stock or the amount of MK Rail Note Proceeds to be distributed on account of all Allowed Funded Debt Claims to (b) the amount of all Allowed Funded Debt Claims.

     105. "HOLDER" means an entity holding an Interest or Claim, and with respect to a vote on the Plan means the Beneficial Holder as of the applicable Voting Record Date or any authorized signatory who has completed and executed a Ballot or on whose behalf a Master Ballot has been completed and executed in accordance with the Voting Instructions.

     106. "IMPAIRED . . ." means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

     107. "INDEMNIFICATION AGREEMENT" means that certain Indemnification Agreement dated as of October 10, 1995 by and among MK, MKO, certain of the Subsidiaries and the Bonding Company.

     108. "INITIAL EQUITY RECOVERY" means Initial Equity Recovery as defined in the Residual Equity Recovery Exhibit.

     109. "INITIAL RESIDUAL EQUITY DISTRIBUTION" means (unless the Merger Agreement is terminated), in the event of an Initial Equity Recovery, the number of shares of Combined Company Common Stock to be distributed on or as soon as is practicable after the Effective Date to Holders of Allowed Class MK-8 Interests, as calculated in accordance with the Residual Equity Recovery Exhibit.

     110. "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement dated as of October 10, 1995 among the Bridge Loan Agent, the Existing Indebtedness Agent, the Bonding Company and Amerail.

     111. "INTEREST" means, collectively, (a) the rights of Holders of Capital Stock, including redemption rights, dividend rights and liquidation preferences,
(b) the Rights and (c) the rights of the Securities Plaintiffs under the Shareholder Litigation Settlements.

     112. "LENDER CASH DISTRIBUTION" means the aggregate amount of the Cash Distribution to be allocated, unless the Merger Agreement is terminated, subject to the exercise of the Combined Company Rights, to Holders of the Unsecured Funded Debt Claims and the Unsecured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     113. "LENDER CLASS MK-3 RIGHTS EXERCISE PROCEEDS" means the aggregate amount of Class MK-3 Rights Exercise Proceeds to be allocated to Holders of the Secured Funded Debt Claims and the Secured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     114. "LENDER CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the aggregate amount of Class MK-6 Rights Exercise Proceeds to be allocated to Holders of the Unsecured Funded Debt Claims and the Unsecured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     115. "LENDER COMBINED COMPANY COMMON STOCK" means the aggregate number of shares of Combined Company Common Stock to be allocated, subject to the exercise of the Combined Company Rights, unless the Merger Agreement is terminated, to Holders of the Unsecured Funded Debt Claims and the Unsecured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     116. "LENDER MK RAIL NOTE PROCEEDS" means the aggregate amount of MK Rail Note Proceeds to be allocated, subject to the exercise of the Combined Company Rights, to Holders of the Secured Funded Debt Claims and the Secured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     117. "LENDER MK RAIL STOCK" means the aggregate number of shares of MK Rail Stock to be allocated, subject to the exercise of the Combined Company Rights, to Holders of the Secured Funded Debt Claims and the Secured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     118. "LENDER NEW MK COMMON STOCK" means the aggregate number of shares of New MK Common Stock to be allocated, if the Merger Agreement is terminated, to Holders of the Unsecured Funded Debt Claims and the Unsecured Metra Lender Claims in accordance with Part B of the Creditor Distribution Exhibit.

     119. "LENDER STEERING COMMITTEE" means the unofficial lender steering committee consisting of Credit Lyonnais, CS First Boston, Mellon Bank, N.A., Swiss Bank Corporation (Cayman Islands and London Branches) and Union Bank of Switzerland, and such other Lenders, if any, as may become members thereof, but only so long as such Lenders remain members thereof.

     120. "LENDERS" means, collectively, the Existing Indebtedness Agent and the other banks, financial institutions and entities listed on Exhibit E and their successors and assigns, but shall not include any Lender(s) in their capacity as Bridge Loan Lender(s).

     121. "LIQUIDATING TRUST" means, subject to the provisions of Section V.B.4, that certain trust created pursuant to the Liquidating Trust Agreement, into which (a) the Liquidating Trust MK Rail Stock, (b) the Liquidating Trust MK Rail Note Proceeds (and, if the MK Rail Note has not been cancelled pursuant to the MK Rail Note Cancellation Agreement, the MK Rail Note), (c) the Liquidating Trust Cash Distribution, (d) the Liquidating Trust Combined Company Common Stock, (e) the Combined Company Series A Preferred Stock, (f) the Liquidating Trust Class MK-3 Rights Exercise Proceeds, and (g) the Liquidating Trust Class MK-6 Rights Exercise Proceeds, or the proceeds of each thereof, shall be conveyed; provided, however, that if the Merger Agreement is terminated, (a) the Liquidating Trust MK Rail Stock, (b) the Liquidating Trust MK Rail Note Proceeds (and, if the MK Rail Note has not been cancelled pursuant to the MK Rail Note Cancellation Agreement, the MK Rail Note), (c) the Liquidating Trust New MK Common Stock, and (d) the New MK Series A Preferred Stock, or the proceeds of each thereof, shall be conveyed to the Liquidating Trust.

     122. "LIQUIDATING TRUST AGREEMENT" means that certain Liquidating Trust Agreement to be entered into, subject to the provisions of Section V.B.4, to govern the Liquidating Trust, which shall be substantially in the form set forth in Exhibit V.

     123. "LIQUIDATING TRUST CASH DISTRIBUTION" means, subject to the provisions of Section V.B.4, (i) the Liquidating Trust Part A Cash Distribution, as determined in accordance with Part A of the Creditor Distribution Exhibit,
(ii) the Liquidating Trust Part B Cash Distribution, as determined in accordance with Part B of the Creditor

Distribution Exhibit, and (iii) that portion of the Lender Cash Distribution to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     124. "LIQUIDATING TRUST CLASS MK-3 RIGHTS EXERCISE PROCEEDS" means, subject to the provisions of Section V.B.4, (i) the Liquidating Trust Part B Class MK-3 Rights Exercise Proceeds, as determined in accordance with Part B of the Creditor Distribution Exhibit and (ii) that portion of the Lender Class MK-3 Rights Exercise Proceeds to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     125. "LIQUIDATING TRUST CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means, subject to the provisions of Section V.B.4, (i) the Liquidating Trust Part A Class MK-6 Rights Exercise Proceeds, as determined in accordance with Part A of the Creditor Distribution Exhibit and (ii) that portion of the Lender Class MK-6 Rights Exercise Proceeds to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     126. "LIQUIDATING TRUST COMBINED COMPANY COMMON STOCK" means, subject to the provisions of Section V.B.4, (i) the Liquidating Trust Part A Combined Company Common Stock, as determined in accordance with Part A of the Creditor Distribution Exhibit, (ii) the Liquidating Trust Part B Combined Company Common Stock, as determined in accordance with Part B of the Creditor Distribution Exhibit, and (iii) that portion of the Lender Combined Company Common Stock to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     127. "LIQUIDATING TRUST MK RAIL NOTE PROCEEDS" means, subject to the provisions of Section V.B.4, (i) the Liquidating Trust MK Rail Note Proceeds, as determined in accordance with Part B of the Creditor Distribution Exhibit, and
(ii) that portion of the Lender MK Rail Note Proceeds to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     128. "LIQUIDATING TRUST MK RAIL STOCK"  means, subject to the provisions of
Section V.B.4, (i) the Liquidating Trust MK Rail Stock, as determined in accordance with Part B of the Creditor Distribution Exhibit, and (ii) that portion of the Lender MK Rail Stock to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     129. "LIQUIDATING TRUST NEW MK COMMON STOCK" means, subject to the provisions of Section V.B.4, (i) the Liquidating Trust Part A New MK Common Stock, as determined in accordance with Part A of the Creditor Distribution Exhibit, (ii) the Liquidating Trust Part B New MK Common Stock, as determined in accordance with Part B of the Creditor Distribution Exhibit, and (iii) that portion of the Lender New MK Common Stock to be allocated to the Liquidating Trust under Part C of the Creditor Distribution Exhibit.

     130. "LIQUIDATING TRUSTEE" means, subject to the provisions of Section V.B.4, the Liquidating Trustee with respect to the Liquidating Trust.

     131. "MK"  means Morrison Knudsen Corporation, a Delaware corporation.

     132. "MKO"  means Morrison Knudsen Corporation, an Ohio corporation.

     133. "MK RAIL"  means MK Rail Corporation, a Delaware corporation.

     134. "MK RAIL NOTE" means that certain note made by MK Rail and dated as of June 26, 1995, in the original principal amount of $52,200,000.

     135. "MK RAIL NOTE CANCELLATION AGREEMENT" means the Note Cancellation and Restructuring Agreement, in substantially the form of Exhibit W.

     136. "MK RAIL NOTE PROCEEDS" means the net Cash amount, if any, received by MKO pursuant to the MK Rail Note Cancellation Agreement.

     137. "MK RAIL RIGHTS" means the rights issued pursuant to the MK Rail Rights Plan.

     138. "MK RAIL RIGHTS PLAN" means that certain MK Rail Rights Plan dated as of January 19, 1996, as amended from time to time prior to the Petition Date.

     139. "MK RAIL SECURITIES CLASS ACTION PLAINTIFFS" means, collectively, the class plaintiffs in the MK Rail Securities Class Actions.

     140. "MK RAIL SECURITIES CLASS ACTIONS"  means, collectively, the cases of

Susser, et al. v. Agee, et al., No. CIV 940477SLMB and Newman, et al. v. Agee,
- ------------------------------                         -----------------------
et al., No. CIV 940478SEJL, consolidated in the United States District Court,
- ------
District of Idaho.

     141. "MK RAIL STOCK"  means the common stock of MK Rail owned by MKO.

     142. "MK RAIL STOCKHOLDERS AGREEMENT" means the stockholders agreement in substantially the form of Exhibit T.

     143. "MK SECURITIES CLASS ACTION PLAINTIFFS" means, collectively, the class plaintiffs in the MK Securities Class Actions.

     144. "MK SECURITIES CLASS ACTIONS" means, collectively, the cases consolidated as In re Morrison Knudsen Securities Litigation, No. 9403345EJL,
                --------------------------------------------
United States District Court, District of Idaho.

     145. "MASTER BALLOTS" means the master ballots accompanying the Disclosure Statement upon which the acceptance or rejection of the Plan by Holders of Impaired Interests shall be indicated in accordance with the Voting Instructions.

     146. "MERGER" means the merger of Washington and MK pursuant to Section V.B.1 of the Plan and the Merger Agreement.

     147. "MERGER AGREEMENT" means the agreement and plan of merger in substantially the form of Exhibit A, pursuant to which the Merger will be effected.

     148. "METRA AGENT"  means the Agent as defined in the Metra Credit
Agreement.

     149. "METRA CEILING AMOUNT" means the "Available Amount" plus the "Revolving Availability Amount" plus any outstanding "L/C Loans" (as such terms are defined in the Metra Credit Agreement) plus any accrued and unpaid interest, fees and other charges guaranteed under the Metra Guaranty, all determined as of the Effective Date unless otherwise specified.

     150. "METRA CREDIT AGREEMENT" means the "Metra Credit Agreement" as defined in the Override Agreement.

     151. "METRA FLOOR AMOUNT"  means $65,000,000.

     152. "METRA GUARANTY" means the Guaranty dated as of October 10, 1995, among MK, MKO and Bank of America National Trust and Savings Association as agent for itself and the other Metra Lenders.

     153. "METRA LENDER CASH DISTRIBUTION" means the aggregate Cash Distribution to be distributed on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Allowed Unsecured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     154. "METRA LENDER CLAIMS" means, collectively, all Secured Metra Lender Claims and Unsecured Metra Lender Claims.

     155. "METRA LENDER CLASS MK-3 RIGHTS EXERCISE PROCEEDS" means the aggregate amount of Class MK-3 Rights Exercise Proceeds to be distributed on or as soon as is practicable after the Effective Date to Holders of Allowed Secured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     156. "METRA LENDER CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the aggregate amount of the Class MK-6 Rights Exercise Proceeds to be distributed on or as soon as is practicable after the Effective Date to Holders of Allowed Unsecured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     157. "METRA LENDER COMBINED COMPANY COMMON STOCK" means the aggregate number of shares of Lender Combined Company Common Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Allowed Unsecured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     158. "METRA LENDER MK RAIL NOTE PROCEEDS" means the aggregate amount of Lender MK Rail Note Proceeds to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date to Holders of Allowed Secured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     159. "METRA LENDER MK RAIL STOCK" means the aggregate number of shares of Lender MK Rail Stock to be distributed on or as soon as practicable after the Effective Date to Holders of Allowed Secured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     160. "METRA LENDER NEW MK COMMON STOCK" means the aggregate number of shares of Lender New MK Common Stock to be distributed on or as soon as practicable after the Effective Date, if the Merger Agreement is terminated, to Holders of Allowed Unsecured Metra Lender Claims in accordance with Part C of the Creditor Distribution Exhibit.

     161. "METRA LENDER PRO RATA SHARE" means proportionately so that with respect to an Allowed Metra Lender Claim, the ratio of (i)(a) the number of shares of Combined Company Common Stock or MK Rail Stock or the amount of the Cash Distribution or MK Rail Note Proceeds or Combined Company Rights Exercise Proceeds to be distributed on account of a particular Allowed Metra Lender Claim to (b) the amount of the Allowed Metra Lender Claim, is the same as the ratio of
(ii)(a) the number of shares of Combined Company Common Stock or MK Rail Stock or the amount of the Cash Distribution or MK Rail Note Proceeds or Combined Company Rights Exercise Proceeds to be distributed on account of all Allowed Metra Lender Claims to (b) the amount of all such Allowed Metra Lender Claims; provided, however, that if the Merger Agreement is terminated, "Metra Lender Pro Rata Share" means proportionately so that with respect to an Allowed Metra Lender Claim, the ratio of (i)(a) the number of shares of New MK Common Stock or MK Rail Stock or MK Rail Note Proceeds to be distributed on account of a particular Allowed Metra Lender Claim to (b) the amount of the Allowed Metra Lender Claim, is the same as the ratio of (ii)(a) the number of shares of New MK Common Stock or MK Rail Stock or MK Rail Note Proceeds to be distributed on account of all Allowed Metra Lender Claims to (b) the amount of all Allowed Metra Lender Claims.

     162. "METRA LENDERS" means the Lenders that are banks under the Metra Credit Agreement solely in their capacity as banks under the Metra Credit Agreement and their successors and assigns.

     163. "NATIONAL STEEL GUARANTY" means that certain Guaranty dated as of November 1, 1992, by MK in favor of Morgan Trust Guaranty Trust Company of New York, as Trustee, for the benefit of the holders from time to time of the City of San Diego Port Facilities Refunding Revenue Bonds, Series 1992 (National Steel and Shipbuilding Company Project).

     164. "NATIONAL STEEL GUARANTY CLAIM" means the contingent claim of the holder of the National Steel Guaranty arising under the National Steel Guaranty.

     165. "NEW BONDS AGREEMENT" means that certain agreement dated as of October 10, 1995 among the Bonding Company, the Debtor, MKO and certain other Affiliates of the Debtor that are parties thereto, as amended from time to time prior to the Petition Date.

     166. "NEW BONDS SECURITY AGREEMENT" means that certain Pledge and Security Agreement (New Bonds) dated as of October 10, 1995 by the Debtor, MKO and certain of the Subsidiaries in favor of the Bonding Company as amended from time to time prior to the Petition Date.

     167. "NEW CREDIT FACILITY" means the lending facility to be provided, if the Merger Agreement is terminated, to the Reorganized Debtor as of the Effective Date, pursuant to the terms and conditions of the New Credit Facility Agreement.

     168. "NEW CREDIT FACILITY AGREEMENT" means the agreement to be entered into as of the Effective Date, if the Merger Agreement is terminated, by and among the Reorganized Debtor and the lender(s) that are signatories thereto, pursuant to which such lender(s) will provide the Reorganized Debtor with the New Credit Facility.

     169. "NEW CREDIT FACILITY DOCUMENTS" means the New Credit Facility Agreement and all documents executed in connection therewith.

     170. "NEW GUARANTY" means a new or amended and restated guaranty to be entered into among the Reorganized Debtor and holders of Existing Guaranties, which shall provide, inter alia, that (i) the guaranty shall be a collection guaranty and not a payment guaranty and (ii) the guarantor shall have no obligation to cash collateralize any of its liability thereunder.

     171. "NEW LEASE" means the new lease, the term of which shall commence on the Effective Date, between the Boise Landlord, as landlord, and Reorganized MKO and the Combined Company (or, if the Merger Agreement is terminated, Reorganized
MK), as tenants, as approved by the Bankruptcy Court and referenced in the Confirmation Order.

     172. "NEW LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means a new or amended and restated letter of credit reimbursement agreement to be entered into among the Reorganized Debtor and issuers of Existing Letters of Credit, which shall provide, inter alia, that the Reorganized Debtor shall have no obligation to cash collateralize its reimbursement obligations thereunder, unless and only to the extent that, the subject letter of credit is drawn.

     173. "NEW MK AMENDED CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of Reorganized MK, which shall be in substantially the form set forth in Exhibit O.

     174. "NEW MK BYLAWS" means the Bylaws of Reorganized MK, which shall be substantially in the form set forth in Exhibit N.

     175. "NEW MK COMMON STOCK" means the 10,000,000 shares of common stock of Reorganized MK authorized pursuant to the New MK Amended Certificate of Incorporation to be issued and distributed (if the Merger Agreement is terminated) in accordance with the provisions hereof, which shares shall constitute 100% of the total number of shares of such common stock issued and outstanding immediately after the Effective Time.

     176. "NEW MK COMPENSATION PLANS" means, if the Merger Agreement is terminated, collectively, the employment, retirement, indemnification and other agreements, and the welfare benefits and other incentive plans to be entered into or implemented by Reorganized MK as of the Effective Date, summaries of which are set forth in Exhibit L.

     177. "NEW MK NON-EMPLOYEE DIRECTOR PLAN" means the New MK Non-Employee Director Plan as defined in the Disclosure Statement.

     178. "NEW MK REGISTRATION RIGHTS AGREEMENT" means that certain agreement to be entered into on the Effective Date, if the Merger Agreement is terminated, by Reorganized MK and the Holders of Allowed Class MK-6 Claims, which shall be in substantially the form set forth in Exhibit P.

     179. "NEW MK SECURITIES" means, collectively, the: (a) New MK Common Stock, (b) New MK Series A Preferred Stock, and (c) New MK Warrants.

     180. "NEW MK SERIES A PREFERRED STOCK" means, if the Merger Agreement is terminated, the 18,000 shares of Series A Preferred Stock of Reorganized MK authorized pursuant to the New MK Amended Certificate of Incorporation to be issued and distributed (if the Merger Agreement is terminated), subject to the provisions of Section V.B.4 (pursuant to which event the number of shares may be increased to 18,000,000 in certain circumstances), to the Liquidating Trust, which shares shall constitute 100% of the total number of shares of such preferred stock issued and outstanding immediately after the Effective Time, or the proceeds associated therewith.

     181. "NEW MK STOCK COMPENSATION PLAN" means the New MK Stock Compensation Plan as defined in the Disclosure Statement.

     182. "NEW MK WARRANT AGREEMENT" means the New MK Warrant Agreement in substantially the form set forth in Exhibit Q.

     183. "NEW MK WARRANT EXERCISE PRICE FORMULA"  means the following formula:

(1.1) [(Total Lender Claims) - ((Aggregate Lender Plan Value - Value of Lender
- ------------------------------------------------------------------------------
                            New MK Common Stock))]
                            ----------------------
             Total Number of Shares of Lender New MK Common Stock;

     where

     (i) Total Lender Claims = Aggregate amount of all Funded Debt Claims + the Metra Ceiling Amount determined as of October 1, 1996 and not as of the Effective Date;

     (ii) Aggregate Lender Plan Value = the aggregate value attributed by an order of the Bankruptcy Court to the Lender New MK Common Stock, Lender MK Rail Stock and the interests of the Funded Debt Lenders and the Metra Lenders in the Liquidating Trust plus the amount of the Lender MK Rail Note Proceeds, if any, distributed to the Lenders; and

     (iii) Value of Lender New MK Common Stock = the value of the Lender New MK Common Stock determined by the Bankruptcy Court in connection with the determination of Aggregate Lender Plan Value.

     184. "NEW MK WARRANTS" means the warrants, each to purchase one share of New MK Common Stock, to be issued by Reorganized MK pursuant to the New MK Warrant Agreement if the Merger Agreement is terminated, which warrants shall be issued to Holders of Allowed Class MK-8 Interests pursuant to Section III.B.8 of the Plan, and which warrants each shall (a) have an exercise price to be determined in accordance with the New MK Warrant Exercise Price Formula, and (b) expire on October 1, 2001.

     185. "NONDEBTOR SUBSIDIARIES" means, collectively, MKO and the Subsidiaries.

     186. "OLD COMMON STOCK" means the common stock issued by MK and outstanding immediately prior to the Effective Date.

     187. "OLD STOCK OPTIONS" means the options, outstanding immediately prior to the Petition Date, to purchase Old Common Stock.

     188. "OLD WARRANTS" means the warrants, outstanding immediately prior to the Petition Date, to purchase Old Common Stock.

     189. "ORDINARY COURSE PROFESSIONALS' ORDER" means an order entered by the Bankruptcy Court authorizing the Debtor to retain, employ and pay certain professionals, as specified in the order, which are not involved in the administration of the Chapter 11 Case, in the ordinary course of the Debtor's businesses, without further order of the Bankruptcy Court.

     190. "OTHER SECURED CLAIMS" means, collectively, all Secured Claims against the Debtor held by any entity, other than the Bridge Loan Claims, the Secured Funded Debt Claims, the Secured Metra Lender Claims, the Existing Guaranty Claims, the Existing LC Claims and the Secured Transit Bonding Claims.

     191. "OVERRIDE AGREEMENT" means that certain Amended and Restated Override Agreement dated as of October 10, 1995, by and among MK, MKO, the Lenders which are signatories thereto and their respective successors and assigns, and the Existing Indebtedness Agent, as amended from time to time prior to the Petition Date.

     192. "OVERRIDE LOAN DOCUMENTS" means, collectively, the "Loan Documents" as defined in the Override Agreement.

     193. "PETITION DATE"  means June 25, 1996.

     194. "PLAN" means this chapter 11 plan of reorganization for the Debtor and all Exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented.

     195. "PLAN PARTICIPANTS" means, collectively, the: (a) Debtor; (b) Reorganized Debtor; (c) Washington (unless the Merger Agreement is terminated);
(d) MKO; and (e) the respective directors, officers, employees and Professionals, acting in such capacity, of any of the foregoing entities.

     196. "PRIORITY CLAIM" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code and that is not an Administrative Claim or a Priority Tax Claim.

     197. "PRIORITY TAX CLAIM" means a Claim of a governmental unit that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     198. "PRO RATA"  means:

          a. when used with reference to distributions of Combined Company Warrants or, if applicable, Initial Residual Equity Distribution or Subsequent Residual Equity Distribution (or, if the Merger Agreement is terminated, the New MK Warrants) pursuant to Article III below, proportionally so that with respect to an Allowed Class MK-8 Interest, the ratio of (i)(a) the number of warrants or, if applicable, the amount of the Initial Residual Equity Distribution or Subsequent Residual Equity Distribution distributed on account of a particular Allowed Class MK-8 Interest to (b) the amount of the Allowed Class MK-8 Interest, is the same as the ratio of (ii)(a) the number of warrants or, if applicable, the amount of the Initial Residual Equity Distribution or Subsequent Residual Equity Distribution distributed on account of all Allowed Class MK-8 Interests to (b) the amount of all Allowed Class MK-8 Interests; and

          b. when used with reference to distributions of the Reorganization Investment Yield, the ratio, as of the date upon which the distribution of the Reorganization Investment Yield is made, of (i)(a) the portion of the Reorganization Investment Yield to be distributed to the Holder of an Allowed Claim (or to a successor in interest by virtue of the exercise of the Combined Company Rights) pursuant to Section VII.C of the Plan to (b) the aggregate amount of the Reorganization Investment Yield is the same as the ratio of (ii)(a) the Allowed Amount of such Claim to (b) the sum of the aggregate amount of the Claims which are Disputed and the aggregate amount of Claims on account of which distributions are undeliverable.

     199. "PROFESSIONAL" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code and the professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

     200. "REINSTATED" or "Reinstatement" means rendering a Claim unimpaired pursuant to section 1124 of the Bankruptcy Code.

     201. "REORGANIZATION INVESTMENT YIELD" means the net yield earned by the Disbursing Agent from the investment of Cash held pending distribution pursuant to the Plan (including dividends and other distributions on undeliverable Combined Company Common Stock, or, if the Merger Agreement is terminated, New MK Common Stock), which investment shall be in a manner consistent with the Debtor's investment and deposit guidelines.

     202. "REORGANIZED DEBTOR" means the Debtor on and after the Effective Date, including any successor thereto, by merger, consolidation or otherwise. Unless the Merger Agreement is terminated, the term "Reorganized Debtor" shall specifically include, without limitation, the Combined Company.

     203. "RESIDUAL EQUITY RECOVERY EXHIBIT" means the Residual Equity Recovery Exhibit which shall be substantially in the form of Exhibit S.

     204. "RESTRUCTURING" means, collectively, the transactions and transfers described below in Section V.B.

     205. "RIGHTS"  means the rights issued pursuant to the Rights Agreement.

     206. "RIGHTS AGREEMENT" means that certain Morrison Knudsen Rights Agreement dated as of June 12, 1986, as amended from time to time prior to the Petition Date.

     207. "SCHEDULES" means, collectively, the: (a) schedules of assets and liabilities and the statements of financial affairs, if any, Filed by the Debtor in the Chapter 11 Case, pursuant to section 521 of the Bankruptcy Code, the Bankruptcy Rules and the Official Bankruptcy Forms; and (b) schedule of unliquidated, disputed or contingent Claims, as required by any Local Rule of the Bankruptcy Court, as such requirements may be modified by any order of the Bankruptcy Court.

     208. "SECURED CLAIM" means a Claim that is secured by a lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim Holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     209. "SECURED FUNDED DEBT CLAIMS" means all Claims of the Funded Debt Lenders arising under the Existing Loan Documents and consisting of Existing Loans and any accrued and unpaid interest with respect thereto, in an aggregate amount equal to the Class 3 Funded Debt Distribution.

     210. "SECURED METRA LENDER CLAIMS" means all Claims of the Metra Lenders arising under the Metra Guaranty and the Override Loan Documents, in an aggregate amount equal to the Class 3 Metra Lender Distribution.

     211. "SECURED TRANSIT BONDING CLAIMS" means, collectively, all Claims of the Bonding Company, on its own behalf or on behalf of the other Transit Bonding Companies, arising under the Transit Reimbursement Agreement, the Transit Release, the Transit Bonds, the Transit Security Agreement and/or the Distribution Agreement, and any and all documents executed in connection therewith, excluding the New Bonds Agreement, in an aggregate amount equal to the Class 3 Transit Bonding Distribution.

     212. "SECURITIES ACT" means the Securities Act of 1933, 15 U.S.C. (S)(S) 77a-77aa, as now in effect or hereafter amended.

     213. "SECURITIES PLAINTIFFS" means, collectively, the MK Securities Class Action Plaintiffs and the MK Rail Securities Class Action Plaintiffs.

     214. "SHAREHOLDER LITIGATION SETTLEMENTS" means, collectively, the settlements of the MK Securities Class Actions, the MK Rail Securities Class Actions, the Derivative Actions and the Double Derivative Actions.

     215. "STIPULATION OF AMOUNT AND NATURE OF CLAIM" means a stipulation or other document that the Debtor has sent or may send to a Holder of a Claim that states the Debtor's position regarding the amount or nature of the Holder's Claim and requests such Holder's agreement with the Debtor's position.

     216. "SUBSEQUENT EQUITY RECOVERY" means the Subsequent Equity Recovery as defined in the Residual Equity Recovery Exhibit.

     217. "SUBSEQUENT RESIDUAL EQUITY DISTRIBUTION" means (unless the Merger Agreement is terminated), in the event of a Subsequent Equity Recovery, the amount of the proceeds from the Combined Company Series A Preferred Stock to be distributed by the Liquidating Trustee to the Disbursing Agent and/or the number of shares of Combined Company Common Stock to be distributed by the Liquidating Trustee to the Disbursing Agent, in each case for distribution to Holders of Allowed Class MK-8 Interests, both calculated in accordance with the Residual Equity Recovery Exhibit.

     218. "SUBSIDIARIES" means, collectively, American Piping & Boiler Co., Atascosa Mining Co., Centennial Engineering, Inc., CF Systems Corporation, Chemical Demilitarization of Anniston Company, MK Projects Company, MK Capital Company, MK-Ferguson Engineering Company, MK-Ferguson of Idaho Company, MK-Ferguson of Oak Ridge Company, MK Infrastructure Corporation, MK Train Control, Inc., Morrison-Knudsen Company, Inc., Morrison-Knudsen Corporation of Viet Nam, Morrison-Knudsen Engineers, Inc., Morrison-Knudsen International Company, Inc., Morrison-Knudsen Services, Inc., National Projects, Inc., Navasota Mining Company, Inc., and Yampa Mining Co.

     219. "THIRD-PARTY DISBURSING AGENT" means any entity designated by the Debtor or the Reorganized Debtor (other than the Combined Company or, if the Merger Agreement is terminated, Reorganized MK) to act as a Disbursing Agent pursuant to Section VII.B below.

     220. "TOUCHSTONE ACTIONS" means the Touchstone Actions as defined in the Disclosure Statement.

     221. "TOUCHSTONE CASH DISTRIBUTION" means the amount of the Cash Distribution to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Touchstone Claims in accordance with Part A of the Creditor Distribution Exhibit.

     222. "TOUCHSTONE CLAIMS" means any and all Claims of the plaintiffs in the Touchstone Actions arising under the Touchstone Settlement Agreement or in the Touchstone Actions.

     223. "TOUCHSTONE CLASS MK-6 RIGHTS EXERCISE PROCEEDS" means the amount of the Class MK-6 Rights Exercise Proceeds to be distributed on or as soon as practicable after the Effective Date to Holders of Allowed Touchstone Claims in accordance with Part A of the Creditor Distribution Exhibit.

     224. "TOUCHSTONE COMBINED COMPANY COMMON STOCK" means the aggregate number of shares of Combined Company Common Stock to be distributed, subject to the exercise of the Combined Company Rights, on or as soon as practicable after the Effective Date, unless the Merger Agreement is terminated, to Holders of Touchstone Claims in accordance with Part A of the Creditor Distribution Exhibit.

     225. "TOUCHSTONE NEW MK COMMON STOCK" means the aggregate number of shares of New MK Common Stock to be distributed on or as soon as practicable after the Effective Date, if the Merger Agreement is terminated, to Holders of Touchstone Claims in accordance with Part A of the Creditor Distribution Exhibit.

     226. "TOUCHSTONE SETTLEMENT AGREEMENT" means that certain Settlement Agreement dated as of January 12, 1996 among the parties to the Touchstone Actions.

     227. "TRADE CLAIM" means any Unsecured Claim against the Debtor arising from or with respect to the sale of goods or services to the Debtor, prior to the Petition Date, in the ordinary course of the Debtor's business, including any Claim of an employee that is not a Priority Claim.

     228. "TRANSIT ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement dated as of October 10, 1995, by and among the Debtor, MKO and Amerail.

     229. "TRANSIT BONDING CLAIMS" means, collectively, all Secured Transit Bonding Claims and Unsecured Transit Bonding Claims.

     230. "TRANSIT BONDING COMPANIES" means, collectively, the Bonding Company, Colonial American Casualty and Surety Company, North American Reinsurance Corporation, Prudential Reinsurance Corporation, American Re-insurance Company, Universal Underwriters Insurance Company, Skandia America Reinsurance Corporation, The Reinsurance Corporation of New York, Safeco Insurance Company of America and United States Fidelity and Guaranty Company.

     231. "TRANSIT BONDS" means the "Transit Bonds" as defined in the Transit Release.

     232. "TRANSIT REIMBURSEMENT AGREEMENT" means that certain Reimbursement Agreement dated as of October 10, 1995, by and among MK, MKO, the Subsidiaries and the Bonding Companies, as amended from time to time prior to the Petition Date.

     233. "TRANSIT RELEASE" means that certain Release dated as of October 10, 1995 by the Transit Bonding Companies identified as signatories thereto in favor of MK, MKO and the Subsidiaries listed therein.

     234. "TRANSIT SECURITY AGREEMENT" means that certain Pledge and Security Agreement (Reimbursement Agreement Obligations) dated as of October 10, 1995 by MK, MKO and certain of the Subsidiaries, in favor of the Bonding Company.

     235. "UNIMPAIRED CLAIM" means a Claim that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

     236. "UNOFFICIAL EQUITY COMMITTEE" means the unofficial equity committee consisting of Trendex Capital Management, Cypress Management, L.P., Heartland Capital Corp., Richard Steiner and, solely in its capacity as co-lead counsel to the Securities Plaintiffs, Much Shelist Freed Denenberg & Ament, P.C.

     237. "UNSECURED CLAIM" means any Claim which is not an Administrative Claim, Priority Claim, Priority Tax Claim, Secured Claim, Unsecured Funded Debt Claim, Unsecured Metra Lender Claim, Unsecured Transit Bonding Claim, Boise Landlord Claim or Touchstone Claim.

     238. "UNSECURED FUNDED DEBT CLAIMS" means the Allowed Funded Debt Claims arising under the Existing Loan Documents and consisting of Existing Loans and any accrued and unpaid interest with respect thereto outstanding after giving effect to the distributions made under the Plan on account of the Secured Funded Debt Claims.

     239. "UNSECURED METRA LENDER CLAIMS" means the Allowed Metra Lender Claims arising under the Metra Guaranty and the Override Loan Documents outstanding after giving effect to the distributions made under the Plan on account of the Secured Metra Lender Claims.

     240. "UNSECURED TRANSIT BONDING CLAIMS" means, collectively, the Allowed Claims of the Bonding Company, on its own behalf or on behalf of the other Transit Bonding Companies, arising under the Transit Reimbursement Agreement, the Transit Release, the Transit Bonds, the Transit Security Agreement and/or the Distribution Agreement, and any and all documents executed in connection therewith, excluding the New Bonds Agreement, outstanding after giving effect to the distributions made under the Plan on account of the Secured Transit Bonding Claims.

     241. "VOTING INSTRUCTIONS" means the instructions for voting on the Plan contained in the section of the Disclosure Statement entitled "Voting and Confirmation of the Plan -- Voting Procedures and Requirements" and accompanying the Ballots and the Master Ballots.

     242. "VOTING RECORD DATE" means, collectively, (i) with respect to identification of Holders of Impaired Claims (other than Touchstone Claims) entitled to vote on the Plan, June 10, 1996 and (ii) with respect to identification of the Holders of Allowed Class MK-8 Interests and Touchstone Claims entitled to vote on the Plan, July 25, 1996.

     243. "WASHINGTON" means Washington Construction Group, Inc., a Delaware corporation.

B.   RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW

     1.   RULES OF INTERPRETATION

     For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural; (b) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means such document or Exhibit, as it may have been or may be amended, modified or supplemented; (d) if the Plan's description of the terms of an Exhibit is inconsistent with the terms of the Exhibit, the terms of the Exhibit shall control; (e) unless otherwise specified, all references in the Plan to Articles, Sections, Clauses and Exhibits are references to Articles, Sections, Clauses and Exhibits of or to the Plan; (f) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) all references to the termination of the Merger Agreement are references to the termination thereof in accordance with the terms thereof; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply, to the extent such rules are not inconsistent with any other provision in this Section I.B.1.

     2.   COMPUTATION OF TIME

     In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

     3.    GOVERNING LAW

     Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                                  ARTICLE II.

                 ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

     In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below in Article II, have not been classified.

A.   ADMINISTRATIVE CLAIMS

     1.   IN GENERAL

     Subject to the provisions of Section II.A.2 below with respect to Professionals and certain other entities, on the Effective Date, each Holder of an Allowed Administrative Claim shall receive Cash equal to the amount of such Allowed Administrative Claim, unless such Holder and the Debtor or Reorganized Debtor agree to other terms or a Final Order of the Bankruptcy Court provides for other terms; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business or otherwise assumed by the Debtor pursuant to the Plan (including Administrative Claims of governmental units for taxes) shall be assumed on the Effective Date and paid, performed or settled by the Reorganized Debtor when due in accordance with the terms and conditions of the particular agreements governing such obligations.

     2.   PROFESSIONALS

     Professionals or other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered before the Effective Date (including compensation requested pursuant to section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Case) shall File and serve on the Reorganized Debtor and counsel for the Reorganized Debtor an application for final allowance of compensation and reimbursement of expenses no later than 30 days after the Effective Date, unless such Filing and service deadline is extended by the Bankruptcy Court; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Order without having Filed an application for compensation or reimbursement of expenses may continue to receive compensation and reimbursement of expenses for services rendered before the Effective Date without further Bankruptcy Court review or approval pursuant to the Ordinary Course Professionals' Order. Objections to applications of Professionals or other entities for compensation or reimbursement of expenses must be Filed and served on the Reorganized Debtor, counsel for the Reorganized Debtor and the requesting Professional or other entity no later than 30 days after the date on which the applicable application for compensation or reimbursement was Filed.

     B.   PRIORITY TAX CLAIMS

     On the Effective Date, each Holder of an Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive Cash equal to the amount of such Allowed Priority Tax Claim, unless such Holder and the Debtor or Reorganized Debtor agree to other terms, or a Final Order of the Bankruptcy Court provides for other terms. The amount of any Priority Tax Claim that is not an Allowed Claim or that is not otherwise due and payable on or prior to the Effective Date, and the rights of the Holder of such Claim, if any, to payment in respect thereof shall: (1) survive the Effective Date and consummation of the Plan and be determined in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Case had not been commenced and (2) not be discharged pursuant to section 1141 of the Bankruptcy Code. In accordance with section 1124 of the Bankruptcy Code, the Plan shall leave unaltered the legal, equitable and contractual rights of each Holder of an Allowed Priority Tax Claim.

                                 ARTICLE III.

                        CLASSIFICATION AND TREATMENT OF
                        CLASSIFIED CLAIMS AND INTERESTS

     All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes described below.

     A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.


A.   SUMMARY OF CLAIMS AND INTERESTS

       CLASS                              Status
Class MK-1 - Priority Claims              Unimpaired - not entitled to vote

Class MK-2 - Bridge Loan Claims           Unimpaired - not entitled to vote

Class MK-3 - Secured Funded               Impaired - entitled to vote
 Debt Claims, Secured Metra
 Lender Claims and Secured
 Transit Bonding Claims

Class MK-4 - Existing LC                  Impaired - entitled to vote
 Claims and Existing
 Guaranty Claims

Class MK-5 - Other Secured Claims         Unimpaired - not entitled to vote

Class MK-6 - Unsecured Funded               Impaired - entitled to vote
 Debt Claims, Unsecured Metra
 Lender Claims, Unsecured Transit
 Bonding Claims, Boise Landlord
 Claims and Touchstone Claims

Class MK-7 - Unsecured Claims       Unimpaired - not entitled to vote

Class MK-8 - Interests of           Impaired - entitled to vote
 Holders of Old Common Stock
 and Securities Plaintiffs

Class MK-9 - Interests of           Impaired - deemed to have rejected the Plan
 Holders of Old Stock
 Options and Old  Warrants

B.   CLASSIFICATION AND TREATMENT OF CLAIMS AGAINST AND INTERESTS IN MK

     1.   CLASS MK-1 - PRIORITY CLAIMS

         (a) Classification: Class MK-1 consists of all Priority Claims against MK.

         (b) Treatment: On the Effective Date, each Holder of an Allowed Class MK-1 Claim shall receive Cash equal to the amount of such Claim, unless the Holder of such Claim and the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) agree to a different treatment. Any Allowed Class MK-1 Claim not due and owing on the Effective Date will be paid in full in Cash by the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) when such Claim becomes due and owing.

          (c) Voting: Class MK-1 is unimpaired, and the Holders of Claims in Class MK-1 are not entitled to vote to accept or reject the Plan.

     2.   CLASS MK-2 - BRIDGE LOAN CLAIMS

          (a) Classification: Class MK-2 consists of all Bridge Loan Claims against MK.

          (b) Treatment: All Allowed Class MK-2 Claims have been paid in full in cash in accordance with an order of the Bankruptcy Court pursuant to borrowings under the DIP Financing Facility. On the Effective Date, to the extent not previously paid, each Holder of an Allowed Class MK-2 Claim shall receive Cash equal to the amount of such Claim, unless the Holder of such a Claim and the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) agree to a different treatment.

          (c) Voting: Class MK-2 is unimpaired and the Holders of Claims in Class MK-2 are not entitled to vote to accept or reject the Plan.

     3. CLASS MK-3 - SECURED FUNDED DEBT CLAIMS, SECURED METRA LENDER CLAIMS AND SECURED TRANSIT BONDING CLAIMS

          (a) Classification: Class MK-3 consists of all Secured Funded Debt Claims, Secured Metra Lender Claims and Secured Transit Bonding Claims against MK.

          (b) Treatment: Subject to the provisions of Section V.B.4, the Liquidating Trust MK Rail Stock, the Liquidating Trust MK Rail Note Proceeds and the Liquidating Trust Class MK-3 Rights Exercise Proceeds shall be distributed to the Liquidating Trust (and, if the MK Rail Note has not been cancelled pursuant to the MK Rail Note Cancellation Agreement, the MK Rail Note shall also be distributed to the Liquidating Trust). Following such distributions to the Liquidating Trust, and (unless the Merger Agreement is terminated) subject to (i) the exercise of the Combined Company Rights and (ii) the provisions of Section III.B.8 in the event of an Initial Equity Recovery or a Subsequent Equity Recovery, Allowed Class MK-3 Claims shall be accorded the following treatment:

                (i)    Secured Funded Debt Claims. On the Effective Date, the
                       --------------------------
          Existing Loan Documents shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. Each Holder of an Allowed Class MK-3 Claim consisting of a Secured Funded Debt Claim, in full and final satisfaction of such Allowed Claim, (A) shall receive, on or as soon as practicable after the Effective Date, its Funded Debt Pro Rata Share of (i) the Funded Debt MK Rail Stock, (ii) the Funded Debt MK Rail Note Proceeds, and
          (iii) the Funded Debt Class MK-3 Rights Exercise Proceeds and (B) shall have the rights and benefits accorded a Holder of a Secured Funded Debt Claim under the Liquidating Trust Agreement.

                (ii)   Secured Metra Lender Claims. On the Effective Date, the
                       ---------------------------
          Existing Loan Documents shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. Each Holder of an Allowed Class MK-3 Claim consisting of a Secured Metra Lender Claim, in full and final satisfaction of such Allowed Claim, (A) shall receive, on or as soon as practicable after the Effective Date, its Metra Lender Pro Rata Share of (i) the Metra Lender MK Rail Stock, (ii) the Metra Lender MK Rail Note Proceeds, and
          (iii) the Metra Lender Class MK-3 Rights Exercise Proceeds and (B) shall have the rights and benefits accorded a Holder of a Secured Metra Lender Claim under the Liquidating Trust Agreement.

                (iii)  Secured Transit Bonding Claims.  On the Effective
                       ------------------------------
          Date, the Transit Reimbursement Agreement and the Transit Security Agreement shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. The Bonding Company shall receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of all Allowed Class MK-3 Claims consisting of Secured Transit Bonding Claims, the Bonding Company MK Rail Stock, the Bonding Company MK Rail Note Proceeds and the Bonding Company Class MK-3 Rights Exercise Proceeds and shall have the rights and benefits accorded a Holder of a Secured Transit Bonding Claim under the Liquidating Trust Agreement.

          (c) Voting: Class MK-3 is impaired and the Holders of Allowed Class MK-3 Claims are entitled to vote to accept or reject the Plan.

     4.   CLASS MK-4 - EXISTING LC CLAIMS AND EXISTING GUARANTY CLAIMS

          (a) Classification: Class MK-4 consists of all Existing LC Claims and Existing Guaranty Claims against MK.

          (b) Treatment: On or before the Effective Date, the reimbursement agreements with respect to the Existing Letters of Credit shall be automatically terminated without any further action by any party and shall no longer be of any force or effect and each Holder of an Allowed Class MK-4 Claim consisting of an Existing LC Claim shall enter into a New Letter of Credit Reimbursement Agreement with the Reorganized Debtor in full and final satisfaction of such Allowed Claim. Each such Existing LC Claim shall be entitled to be paid in full in Cash in accordance with the terms of the New Letter of Credit Reimbursement Agreement. On or before the Effective Date, the Existing Guaranties shall be automatically terminated without any further action by any party and shall no longer be of any force or effect and each Holder of an Allowed Class MK-4 Claim consisting of an Existing Guaranty Claim shall enter into a New Guaranty with the Reorganized Debtor in full and final satisfaction of such Allowed Claim. Each such Allowed Claim shall be entitled to be paid in full in Cash in accordance with the terms of the New Guaranty.

          (c) Voting: Class MK-4 is impaired and the Holders of Allowed Class MK-4 Claims are entitled to vote to accept or reject the Plan.

     5.   CLASS MK-5 - OTHER SECURED CLAIMS

          (a) Classification: Class MK-5 consists of all Other Secured Claims against MK, including the Secured Claims of Amerail under the Amerail Environmental Security Agreement.

          (b) Treatment: On the Effective Date, at the option of MK or the Combined Company (or, if the Merger Agreement is terminated, Reorganized
     MK), each Allowed Class MK-5 Claim shall be treated pursuant to either clause (i) or (ii) below:

                (i) MK or the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) may transfer the property securing such Claim to the Holder of the Claim, in full satisfaction of the Claim; or

                (ii) such Claim may be Reinstated as follows: (A) any default, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, shall be cured; (B) the maturity of the Claim shall be reinstated as the maturity existed before any default; (C) the Holder of the Claim shall be compensated for any damages incurred as a result of any reasonable reliance by the Holder on any contractual provision that entitled the Holder to demand or receive accelerated payment of the Claim; and (D) the other legal, equitable or contractual rights to which the Claim entitles the Holder shall not otherwise be altered. The Other Secured Claims against MK of Amerail under the Amerail Environmental Security Agreement shall be treated pursuant to this subclause (ii).

          (c) Voting: Class MK-5 is unimpaired and the Holders of Claims in Class MK-5 are not entitled to vote to accept or reject the Plan.

     6. CLASS MK-6 - UNSECURED FUNDED DEBT CLAIMS, UNSECURED METRA LENDER CLAIMS, UNSECURED TRANSIT BONDING CLAIMS, BOISE LANDLORD CLAIMS AND TOUCHSTONE CLAIMS

          (a)   Classification: Class MK-6 consists of all Unsecured Funded Debt

     Claims, Unsecured Metra Lender Claims, Unsecured Transit Bonding Claims, Boise Landlord Claims and Touchstone Claims against MK.

          (b) Treatment: Subject to the provisions of Sections III.B.6(c) and V.B.4, the Combined Company Series A Preferred Stock, the Liquidating Trust Cash Distribution, the Liquidating Trust Combined Company Common Stock and the Liquidating Trust Class MK-6 Rights Exercise Proceeds shall be distributed to the Liquidating Trust. Following such distribution to the Liquidating Trust, and (unless the Merger Agreement is terminated) subject to (i) the exercise of the Combined Company Rights and (ii) the provisions of Section III.B.8 in the event of an Initial Equity Recovery or a Subsequent Equity Recovery, Allowed Class MK-6 Claims shall be treated as follows:

                (i)    Unsecured Funded Debt Claims. On the Effective Date, the
                       ----------------------------
          Existing Loan Documents shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. Each Holder of an Allowed Class MK-6 Claim consisting of an Unsecured Funded Debt Claim, in full and final satisfaction of such Allowed Claim, (A) shall receive, on or as soon as practicable after the Effective Date, its Funded Debt Pro Rata Share of (i) the Funded Debt Combined Company Common Stock, (ii) the Funded Debt Cash Distribution, and (iii) the Funded Debt Class MK-6 Rights Exercise Proceeds and (B) shall have the rights and benefits accorded a Holder of an Unsecured Funded Debt Claim under the Liquidating Trust Agreement.

                (ii)   Unsecured Metra Lender Claims. On the Effective Date, the
                       -----------------------------
          Existing Loan Documents shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. Each Holder of an Allowed Class MK-6 Claim consisting of an Unsecured Metra Lender Claim, in full and final satisfaction of such Allowed Claim, (A) shall receive, on or as soon as practicable after the Effective Date, its Metra Lender Pro Rata Share of (i) the Metra Lender Combined Company Common Stock, (ii) the Metra Lender Cash Distribution, and (iii) the Metra Lender Class 6 Rights Exercise Proceeds and (B) shall have the rights and benefits accorded a Holder of an Unsecured Metra Lender Claim under the Liquidating Trust Agreement.

                (iii)  Unsecured Transit Bonding Claims.  On the Effective
                       --------------------------------
          Date, the Transit Reimbursement Agreement and the Transit Security Agreement shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. The Bonding Company (A) shall receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of all Allowed Class MK-6 Claims consisting of Unsecured Transit Bonding Claims, the Bonding Company Combined Company Common Stock, the Bonding Company Cash Distribution and the Bonding Company Class 6 Rights Exercise Proceeds and (B) shall have the rights and benefits accorded a Holder of an Unsecured Transit Bonding Claim under the Liquidating Trust Agreement.

                (iv)   Boise Landlord Claims. On or as soon as is practicable
                       ---------------------
          after the Effective Date, the Holder of an Allowed Boise Landlord Claim (A) shall receive, in full and final satisfaction of such Allowed Claim, the Boise Landlord Combined Company Common Stock, the Boise Landlord Cash Distribution and the Boise Landlord Class 6 Rights Exercise Proceeds and (B) shall have the rights and benefits accorded a Holder of a Boise Landlord Claim under the Liquidating Trust Agreement.

                (v)    Touchstone Claims. On or as soon as is practicable after
                       -----------------
          the Effective Date, the Holders of the Allowed Touchstone Claims (A) shall receive, in full and final satisfaction of such Allowed Claims, the Touchstone Combined Company Common Stock, the Touchstone Cash Distribution and the Touchstone Class 6 Rights Exercise Proceeds and
          (B) shall have the rights and benefits accorded the Holders of the Touchstone Claims under the Liquidating Trust Agreement.

          (c) Alternative Treatment: If the Merger Agreement is terminated, the New MK Series A Preferred Stock and the Liquidating Trust New MK Common Stock shall be distributed to the Liquidating Trust. Following such distribution, Allowed Class MK-6 Claims shall be treated as follows:

                (i)    Unsecured Funded Debt Claims. On the Effective Date, the
                       ----------------------------
          Existing Loan Documents shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. Each Holder of an Allowed Class MK-6 Claim consisting of an Unsecured Funded Debt Claim, in full and final satisfaction of such Allowed Claim, (A) shall receive, on or as soon as practicable after the Effective Date, its Funded Debt Pro Rata Share of the Funded Debt New MK Common Stock and (B) shall have the rights and benefits accorded a Holder of an Unsecured Funded Debt Claim under the Liquidating Trust Agreement.

                (ii)   Unsecured Metra Lender Claims. On the Effective Date, the
                       -----------------------------
          Existing Loan Documents shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. Each Holder of an Allowed Class MK-6 Claim consisting of an Unsecured Metra Lender Claim, in full and final satisfaction of such Allowed Claim, (A) shall receive, on or as soon as practicable after the Effective Date, its Metra Lender Pro Rata Share of the Metra Lender New MK Common Stock and (B) shall have the rights and benefits accorded a Holder of an Unsecured Metra Lender Claim under the Liquidating Trust Agreement.

                (iii)  Unsecured Transit Bonding Claims.  On the Effective
                       --------------------------------
          Date, the Transit Reimbursement Agreement and the Transit Security Agreement shall be automatically terminated without any further action by any party and shall no longer be of any force or effect. The Bonding Company (A) shall receive, on or as soon as practicable after the Effective Date, in full and final satisfaction of all Allowed Class MK-6 Claims consisting of Unsecured Transit Bonding Claims, the Bonding Company New MK Common Stock and (B) shall have the rights and benefits accorded a Holder of an Unsecured Transit Bonding Claim under the Liquidating Trust Agreement.

                (iv)   Boise Landlord Claims. On or as soon as is practicable
                       ---------------------
          after the Effective Date, the Holder of an Allowed Boise Landlord Claim (A) shall receive, in full and final satisfaction of such Allowed Claim, the Boise Landlord New MK Common Stock and (B) shall have the rights and benefits accorded a Holder of a Boise Landlord Claim under the Liquidating Trust Agreement.

                (v)    Touchstone Claims. On or as soon as is practicable after
                       -----------------
          the Effective Date, the Holders of the Allowed Touchstone Claims (A) shall receive, in full and final satisfaction of such Allowed Claims, the Touchstone New MK Common Stock and (B) shall have the rights and benefits accorded the Holders of the Touchstone Claims under the Liquidating Trust Agreement.

          (d) Voting: Class MK-6 is impaired and the Holders of Allowed Class MK-6 Claims are entitled to vote to accept or reject the Plan.

     7.   CLASS MK-7 - UNSECURED CLAIMS

          (a) Classification: Class MK-7 consists of all Unsecured Claims against MK.

          (b) Treatment: On the Effective Date, subject to the treatment set forth below for Trade Claims, at the option of MK or the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK), each Allowed Class MK-7 Claim shall be treated pursuant to clauses (i), (ii) or (iii) below:

                (i) the Claim shall be Reinstated by providing the Holder thereof with Cash equal to the amount of such Claim, in accordance with the contractual terms governing such Claim;

                (ii) the Claim may be Reinstated other than as provided in clause (i) above; or

                (iii) the Holder of such Claim may receive payment pursuant to any other terms agreed to by the Holder and MK or the Combined Company, (or, if the Merger Agreement is terminated, Reorganized MK).

     With respect to matured and liquidated Allowed Trade Claims, MK shall pay Allowed Trade Claims in full in Cash equal to the amount of each such Trade Claim in the ordinary course of business.

     The National Steel Guaranty Claim shall be Reinstated in accordance with the contractual terms of the National Steel Guaranty.

          (c) Voting: Class MK-7 is unimpaired and the Holders of Claims in Class MK-7 are not entitled to vote to accept or reject the Plan.

     8. CLASS MK-8 - INTERESTS OF HOLDERS OF OLD COMMON STOCK AND SECURITIES PLAINTIFFS

          (a) Classification: Class MK-8 consists of the Interests of (i) Holders of Old Common Stock and (ii) the Securities Plaintiffs.

          (b) Treatment: Subject to the provisions hereof providing for additional distributions in the event of an Initial Equity Recovery or a Subsequent Equity Recovery, on or as soon as is practicable after the Effective Date, each Holder of an Allowed Class MK-8 Interest shall receive, in full and final satisfaction of such Interest, (A) its Pro Rata Share of Combined Company Warrants (or, if the Merger Agreement is terminated, New MK Warrants) and (B) unless the Merger Agreement is terminated, a number, equal to the number of shares of Old Common Stock held by such Holder as of the applicable Distribution Date, of Combined Company Rights. Any Combined Company Rights distributed pursuant to this
     Section III.B.8 may be exercised in accordance with the provisions of
     Section VII.B.6 of the Plan. In addition to the distribution of Combined Company Warrants and Combined Company Rights, unless the Merger Agreement is terminated, (i) in the event of an Initial Equity Recovery, each Holder of an Allowed Class MK-8 Interest shall receive its Pro Rata Share of the Initial Residual Equity Distribution and (ii) in the event of a Subsequent Equity Recovery, each Holder of an Allowed Class MK-8 Interest shall receive its Pro Rata Share of the Subsequent Residual Equity Distribution. For purposes of this clause (b), (A) the MK Securities Class Action Plaintiffs shall be deemed to hold 2,976,923 shares of Old Common Stock and
     (B) the MK Rail Securities Class Action Plaintiffs shall be deemed to hold 869,231 shares of Old Common Stock.

          (c) Voting: Class MK-8 is impaired and the Holders of Allowed Class MK-8 Interests are entitled to vote to accept or reject the Plan.

     9.   CLASS MK-9 - INTERESTS OF HOLDERS OF OLD STOCK OPTIONS AND OLD
          WARRANTS

          (a) Classification: Class MK-9 consists of the Interests of the Holders of Old Stock Options and Old Warrants.

          (b) Treatment: The Holders of Class MK-9 Interests shall not receive or retain any property under the Plan on account of such Interests.

          (c) Voting: Class MK-9 is impaired and because no distribution of property will be made to Holders of Class MK-9 Interests, nor will such Holders retain any property, Class MK-9 is deemed not to have accepted the Plan.

C.   SPECIAL PROVISION REGARDING UNIMPAIRED CLAIMS

     Except as otherwise provided in the Plan, nothing shall affect the Debtor's or the Reorganized Debtor's rights and legal and equitable defenses in respect of any Unimpaired Claims, including but not limited to all rights in respect of legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

D.   ACCRUAL OF POSTPETITION INTEREST; PAYMENT OF POSTPETITION FEES AND
     EXPENSES

     Subject to entry of an order by the Bankruptcy Court, interest on and fees and expenses with respect to the Other Secured Claims and the Funded Debt Claims and the fees and expenses of the Existing Indebtedness Agent and the Lender Steering Committee shall be paid during the Chapter 11 Case as they come due under the terms of the Override Agreement at the applicable non-default contractual rate. Additionally, the reasonable fees and expenses of counsel to, and the members of, the Unofficial Equity Committee shall be paid promptly by the Debtor or Reorganized Debtor; provided, however, that if the amount of counsel's fees and expenses payable hereunder is not agreed to, then only the undisputed amount, if any, of such fees and expenses shall be paid and counsel's sole recourse with respect to the balance sought will be to request payment of the same pursuant to section 503(b) of the Bankruptcy Code; and provided, further, that the aggregate fees and expenses payable to the members of the Unofficial Equity Committee shall not exceed $100,000. To the extent not previously paid when due or otherwise provided for under the Plan, such undisputed interest, fees and expenses, together with any unpaid professional fees due the Holders of Other Secured Claims, shall be paid in Cash on the Effective Date, together with any additional amounts required to be paid in respect of Unimpaired Claims pursuant to section 1124. Except as otherwise provided above or in the Plan, no Holder of an Allowed Unsecured Claim shall be entitled to the accrual of postpetition interest or the payment by the Debtor or Reorganized Debtor of postpetition interest on account of such Claim for any purpose; provided, however, that interest, fees and other charges shall continue to accrue under the Metra Credit Agreement and the Metra Guaranty to the Effective Date for purposes of determining the Metra Ceiling Amount.


                                  ARTICLE IV.

                      ACCEPTANCE OR REJECTION OF THE PLAN

A.   VOTING CLASSES

     Each Holder of an Allowed Class MK-3, MK-4 or MK-6 Claim or an Allowed Class MK-8 Interest shall be entitled to vote to accept or reject the Plan.

B.   ACCEPTANCEBY IMPAIRED CLASSES

     An Impaired Class of Claims shall have accepted the Plan if (i) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests shall have accepted the Plan if the Holders (other than any Holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.   PRESUMED ACCEPTANCE OF PLAN

     Classes MK-1, MK-2, MK-5 and MK-7 are unimpaired under the Plan, and, therefore, conclusively are presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

D.   DEEMED NON-ACCEPTANCE OF PLAN

     Holders of Class MK-9 Interests shall not receive or retain any property under the Plan on account of their Interests, and therefore, Class MK-9 is deemed not to have accepted the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

E.   NON-CONSENSUAL CONFIRMATION

     The Debtor will seek Confirmation of the Plan under section 1129(b) of the Bankruptcy Code in view of the deemed non-acceptance by Class MK-9. In the event that any Impaired Class of Claims or Interests does not accept the Plan in accordance with section 1126 of the Bankruptcy Code, the Debtor hereby requests that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code. Subject to the Merger Agreement, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                  ARTICLE V.

                     MEANS FOR IMPLEMENTATION OF THE PLAN

     A. CONTINUED CORPORATE EXISTENCE, VESTING OF ASSETS IN THE REORGANIZED DEBTOR AND PRESERVATION OF RIGHTS OF ACTION

     1.   CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS

     On the Effective Date, MK will merge into Washington pursuant to the Merger Agreement, unless the Merger Agreement is terminated. The Reorganized Debtor will continue to exist after the Effective Date as a separate corporate entity, with all of the powers of a corporation under the Delaware General Corporation Law and without prejudice to any right to alter or terminate their existence (whether by merger or otherwise). Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estate of the Debtor, including all claims, rights and causes of action (other than those released pursuant to Section V.E below), and any property acquired by the Debtor or Reorganized Debtor under or in connection with the Plan, shall vest in the Reorganized Debtor free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, the Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court, except for compensation or reimbursement of expenses for any services rendered after the Effective Date in connection with any applications for compensation or reimbursement pending on the Effective Date or Filed and served after the Effective Date pursuant to Section II.A.2 above.

     2.   PRESERVATION OF RIGHTS OF ACTION

     Except as provided in Section V.E below, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce any claims, rights and causes of action that the Debtor or its Estate may hold against any entity, including but not limited to the claims, rights and causes of action set forth in Exhibit

U. Failure to list a claim, right or cause of action on Exhibit U shall not constitute a waiver or release by the Debtor of such claim, right or cause of action. The Reorganized Debtor or its successors may pursue such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtor.

B.   THE RESTRUCTURING TRANSACTIONS

     1.   THE MERGER

          a.    CONSUMMATION OF THE MERGER

      Simultaneously with the commencement of the Effective Date, unless the Merger Agreement is terminated, MK shall take all such actions, including without limitation all actions set forth in Articles 2 and 3 of the Merger Agreement, as may be necessary or appropriate to effect the Merger on the terms and subject to the conditions set forth in the Merger Agreement. Without limiting the generality of the foregoing sentence, promptly upon the satisfaction or waiver (pursuant to Section IX.C) of each of the conditions set forth in Section IX.B, MK will cause the Merger Agreement or a certificate of merger conforming to the applicable provisions of the Delaware General Corporation Law to be filed with the Secretary of State of Delaware pursuant to applicable provisions of the Delaware General Corporation Law and will take or cause to be taken all other actions, including making appropriate filings or recordings, that may be required by the Delaware General Corporation Law or then-applicable law in connection with the Merger.

          b. CANCELLATION OF CAPITAL STOCK AND EXISTING LOAN DOCUMENTS; SURRENDER OF SECURITIES AND OTHER DOCUMENTATION

     On the Effective Date, the Capital Stock (whether issued and outstanding or held in the treasury of MK immediately prior to the Effective Date), the Rights, the Existing Loan Documents, the Transit Reimbursement Agreement and the Transit Security Agreement shall be deemed to be cancelled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtor, the Reorganized Debtor, the holders of Capital Stock or any other entity. The Holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan shall be made to or on behalf of any Holder of any Allowed Claim or Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Disbursing Agent pursuant to Section VII.H below. On the Effective Date, the Rights Agreement shall be deemed to be cancelled, retired and of no further force and effect, without any further action on the part of the Debtor or the Reorganized Debtor.

          c.    EFFECT OF THE MERGER ON TRANSFER OF SECURITIES

     Unless the Merger Agreement is terminated, the shares of Combined Company Common Stock shall be distributed to Holders of Allowed Class MK-6 Claims and to the Liquidating Trust (and, if applicable, to the Holders of Allowed Class MK-8 Interests), and the Combined Company Warrants and the Combined Company Rights shall be distributed to Holders of Allowed Class MK-8 Interests, pursuant to the Plan to the same effect as if (i) immediately prior to the Merger on the Effective Date, newly-issued shares of common stock of Reorganized MK had been distributed to Holders of Allowed Class MK-6 Claims and to the Liquidating Trust (and, if applicable, to the Holders of Allowed Class MK-8 Interests) and the formerly outstanding shares of Old Common Stock had been converted into warrants to purchase shares of common stock of Reorganized MK, and (ii) immediately thereafter, pursuant to the Merger, the newly-issued shares of common stock of Reorganized MK were converted into Combined Company Common Stock and the warrants to purchase shares of common stock of Reorganized MK were converted into Combined Company Warrants.

          d.    THE REORGANIZED DEBTOR'S OBLIGATIONS UNDER THE PLAN

     From and after the Effective Date, the Reorganized Debtor will perform the obligations of the Debtor under the Plan.

     2.   NEW LETTER OF CREDIT REIMBURSEMENT AGREEMENT AND NEW GUARANTIES

     On the Effective Date, the Reorganized Debtor shall enter into New Letter of Credit Reimbursement Agreements with issuers of Existing Letters of Credit and New Guaranties with holders of Existing Guaranties.

     3.   ISSUANCE OF SECURITIES AND RELATED DOCUMENTATION

     On the Effective Date:

          (a) The Combined Company shall issue the shares of Combined Company Common Stock to be distributed pursuant to the Plan (or, if the Merger Agreement is terminated, Reorganized MK shall issue the shares of New MK Common Stock to be distributed pursuant to the Plan).

          (b) The Combined Company shall issue the Combined Company Series A Preferred Stock to be distributed pursuant to the Plan (or, if the Merger Agreement is terminated, Reorganized MK shall issue the shares of New MK Series A Preferred Stock to be distributed pursuant to the Plan).

          (c) The Combined Company shall issue, pursuant to the Combined Company Warrant Agreement, the Combined Company Warrants to be distributed pursuant to the Plan (or, if the Merger Agreement is terminated, Reorganized MK shall issue, pursuant to the New MK Warrant Agreement, the New MK Warrants to be distributed to the Plan).

          (d) The Combined Company shall issue the Combined Company Rights to be distributed pursuant to the Plan (unless the Merger Agreement is terminated).

          (e) The transferees of the Combined Company Common Stock (or, if the Merger Agreement is terminated, the New MK Common Stock) shall be deemed to have entered into the Combined Company Registration Rights Agreement (or, if the Merger Agreement is terminated, the New MK Registration Rights Agreement) without further action on the part of the Debtor, Reorganized Debtor or any other entity.

     4.   ESTABLISHMENT OF LIQUIDATING TRUST

     On or as soon as practicable after the Combined Company Rights Expiration Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement and the Plan. Unless the Merger Agreement is terminated, and subject to the exercise of the Combined Company Rights, (a) the Liquidating Trust MK Rail Stock, (b) the Liquidating Trust MK Rail Note Proceeds (and, if the MK Rail Note has not been cancelled in accordance with the MK Rail Note Cancellation Agreement, the MK Rail Note), (c) the Liquidating Trust Cash Distribution, (d) the Liquidating Trust Combined Company Common Stock, (e) the Combined Company Series A Preferred Stock, (f) the Liquidating Trust Class MK-3 Rights Exercise Proceeds, and (g) the Liquidating Trust Class MK-6 Rights Exercise Proceeds, or the proceeds of each thereof, shall be conveyed to the Liquidating Trust. If the Merger Agreement is terminated, (a) the Liquidating Trust MK Rail Stock, (b) the Liquidating Trust MK Rail Note Proceeds (and, if the MK Rail Note has not been cancelled in accordance with the MK Rail Note Cancellation Agreement, the MK Rail Note), (c) the Liquidating Trust New MK Common Stock, and (d) the New MK Series A Preferred Stock, or the proceeds of each thereof, shall be conveyed to the Liquidating Trust.

     If, prior to the Combined Company Rights Expiration Date (or, if the Merger Agreement is terminated, the Effective Date), (a) the Metra Final Accounting Date, as defined in the Liquidating Trust Agreement, has occurred, (b) the MK Rail Note has been cancelled in accordance with the terms of the MK Rail Note Cancellation Agreement, and (c) the Debtor determines, in accordance with the Residual Equity Recovery Exhibit, that no Subsequent Equity Recovery will occur, then (a) the Liquidating Trust shall not be established, (b) the Combined Company Series A Preferred Stock (or, if the Merger Agreement is terminated, the New MK Series A Preferred Stock) shall be distributed, subject (unless the Merger Agreement is terminated) to the exercise of the Combined Company Rights, to Holders of Allowed Class MK-6 Claims in accordance with the provisions of the Creditor Distribution Exhibit that are applicable solely in the event that the Liquidating Trust is not established, and (c) all provisions of the Plan, including all exhibits hereto, relating to the Liquidating Trust shall be of no force or effect, and the property to be otherwise distributed to the Liquidating Trust shall be distributed, subject (unless the Merger Agreement is terminated) to the exercise of the Combined Company Rights, to Holders of Allowed Class MK-3 or MK-6 Claims, as the case may be, in accordance with the Creditor Distribution Exhibit.

     5.   ESTABLISHMENT OF NEW CREDIT FACILITY

     On the Effective Date, if the Merger Agreement is terminated, the Reorganized Debtor shall establish the New Credit Facility by entering into the New Credit Facility Documents.

     6.   PROCEDURES FOR EXERCISE OF COMBINED COMPANY RIGHTS

     (a) Each Combined Company Right may be exercised by the holder thereof at any time during the Combined Company Rights Exercise Period to purchase a portion of the Combined Company Rights Aggregate Consideration equal to the quotient that results from dividing (i) one by (ii) the number of Combined Company Rights issued under the Plan (the exercise of any Combined Company Rights in such manner being referred to as a "Primary Exercise"). Although a holder of Combined Company Rights may exercise all or any portion of such holder's Combined Company Rights pursuant to a Primary Exercise, all such Combined Company Rights that are to be exercised by such holder pursuant to a Primary Exercise shall be exercised concurrently. Any holder of Combined Company Rights that seeks to exercise all of such holder's Combined Company Rights pursuant to a Primary Exercise may also seek to exercise a notional number of additional Combined Company Rights not to exceed the difference that results from subtracting (i) the number of Combined Company Rights sought to be exercised by such holder pursuant to a Primary Exercise from (ii) the number of Combined Company Rights issued under the Plan (the exercise of any Combined Company Rights in such manner being referred to as an "Oversubscription Exercise"). Any exercise of Combined Company Rights pursuant to a Primary Exercise or an Oversubscription Exercise will be irrevocable. Any exercise of Combined Company Rights pursuant to an Oversubscription Exercise will be subject to prorationing as described in clause (d) below in the event that the total number of Combined Company Rights sought to be exercised pursuant to Primary Exercises and Oversubscription Exercises exceeds the number of Combined Company Rights issued under the Plan.

     (b) In order for any Primary Exercise (and any related Oversubscription Exercise) of Combined Company Rights to be valid and effective, the holder of Combined Company Rights seeking to effect such Primary Exercise must have been the Holder of the Allowed Class MK-8 Interests in respect of which the Combined Company Rights subject to such Primary Exercise were issued pursuant to Section III.B.8 of the Plan and must deliver to the Disbursing Agent prior to the Combined Company Rights Expiration Date a properly completed and duly executed Exercise Notice which (i) indicates the number of Combined Company Rights sought to be exercised pursuant to a Primary Exercise and the number, if any, of Combined Company Rights sought to be exercised pursuant to an Oversubscription Exercise and (ii) is accompanied by a certified check or bank draft drawn upon a United States bank or wire transfer in an amount equal to the sum of (a) the product of the Combined Company Rights Exercise Price and the number of Combined Company Rights sought to be exercised pursuant to a Primary Exercise and (b) the product of the Combined Company Rights Exercise Price and the number, if any, of Combined Company Rights sought to be exercised pursuant to an Oversubscription Exercise. The foregoing items will not be deemed to have been timely delivered to the Disbursing Agent (and thus the attempted exercise of Combined Company Rights pursuant to a Primary Exercise and/or an Oversubscription Exercise will not be valid or effective) unless they are actually received by the Disbursing Agent at the address specified therefor in the instructions (the "Exercise Instructions") accompanying the form of Exercise Notice to be provided pursuant to clause (e) below prior to the Combined Rights Expiration Date and are completed and executed in conformity with the Exercise Instructions.

     (c) As promptly as practicable following the Combined Company Rights Expiration Date, the Disbursing Agent will mail to each holder of Combined Company Rights that has sought to exercise Combined Company Rights in a Primary Exercise and/or an Oversubscription Exercise a written statement specifying the number of Combined Company Rights that were validly and effectively exercised by such holder (after giving effect, if applicable, to prorationing pursuant to clause (d) below of Combined Company Rights sought to be exercised by such holder pursuant to an Oversubscription Exercise) and the quantity or magnitude of each form of consideration included in the portion of the Combined Company Rights Aggregate Consideration purchased upon such exercise of such Combined Company Rights, together with (i) a check in the amount of sum of the portion of the Cash Distribution so purchased, the portion of the MK Rail Note Proceeds so purchased and, if applicable, the amount being refunded (without interest) in respect of the Combined Company Rights Exercise Price relating to any Combined Company Rights that were not validly and effectively exercised by such holder as a result of untimeliness, noncompliance with the requirements specified herein or in the Exercise Instructions, prorationing pursuant to clause (d) below or otherwise and (ii) stock certificates representing the shares of each class of stock so purchased. No fractional shares of stock will be delivered upon the exercise of any Combined Company Right. When any exercise of Combined Company Rights would otherwise result in the purchase of a number of shares of any class of stock that is not a whole number, the actual number of shares of stock of such class that will be purchased upon such exercise shall be rounded to the next higher or lower number as follows: (a) fractions of 1/2 or greater will be rounded to the next higher whole number and (b) fractions of less than 1/2 will be rounded to the next lower whole number.

     (d) In the event that the total number of Combined Company Rights sought to be exercised pursuant to Primary Exercises and Oversubscription Exercises exceeds the number of Combined Company Rights issued under the Plan, (i) all Combined Company Rights that shall have otherwise been validly and effectively exercised pursuant to Primary Exercises shall be deemed to have been validly and effectively exercised and (ii) the number of Combined Company Rights that shall be deemed to have been validly and effectively exercised by any holder of Combined Company Rights pursuant to an Oversubscription Exercise (assuming that all other requirements for valid and effective exercise shall have been satisfied) shall be determined by (a) multiplying the aggregate number of Combined Company Rights that were not validly and effectively exercised pursuant to Primary Exercises by a fraction, the numerator of which will be the number of Combined Company Rights issued under the Plan to such holder and the denominator of which shall be the number of Combined Company Rights issued under the Plan to all holders of Combined Company Rights who shall have exercised Combined Company Rights pursuant to Oversubscription Exercises and (b) eliminating any resulting fractions. If the prorationing pursuant to the immediately preceding sentence would otherwise result in any holder being deemed to have validly and effectively exercised a greater number of Combined Company Rights than such holder sought to exercise pursuant to its Oversubscription Exercise, then such holder will be deemed to have validly and effectively exercised only that number of Combined Company Rights which such holder sought to exercise pursuant to its Oversubscription Exercise and any remaining Combined Company Rights not otherwise deemed to have been validly and effectively exercised will be deemed to have been validly and effectively exercised by other holders of Combined Company Rights that have made Oversubscription Exercises on the basis set forth in the immediately preceding sentence. This proration process will be repeated as necessary until all Combined Company Rights shall have been deemed to have been validly and effectively exercised by such holders.

     (e) In order to facilitate the exercise of Combined Company Rights, the Disbursing Agent will mail on or as promptly as is practicable after the applicable Distribution Record Date to each Holder of Allowed Class MK-8 Interests as of the applicable Distribution Record Date a form of the Exercise Notice (an "Exercise Notice") together with the Exercise Instructions (which will include instructions for the proper completion and due execution of the Exercise Notice and timely delivery thereof, together with payment of the applicable exercise price for Combined Company Rights sought to be exercised, to the Disbursing Agent and may specify other requirements relating to the valid and effective exercise of Combined Company Rights). All determinations as to proper completion, due execution, timeliness, eligibility, prorationing and other matters affecting the validity or effectiveness of any attempted exercise of any Combined Company Rights shall be made by the Disbursing Agent, whose determination shall be final and binding. The Disbursing Agent in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Combined Company Right subject to any such defect or irregularity. Deliveries required to be received by the Disbursing Agent in connection with a purported exercise of Combined Company Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Disbursing Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Disbursing Agent may determine in its sole discretion. Neither the Debtor nor the Disbursing Agent will have any obligation to give notice to any holder of a Combined Company Right of any defect or irregularity in connection with any purported exercise thereof or incur any liability as a result of any failure to give any such notice.

C. CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, EMPLOYMENT-RELATED AGREEMENTS AND COMPENSATION PROGRAMS

     1.   CERTIFICATE OF INCORPORATION AND BYLAWS

          a.    COMBINED COMPANY/REORGANIZED MK

     As of the Effective Date, the Combined Company Certificate of Incorporation and the Combined Company Bylaws shall be substantially in the forms of Exhibits C and B, respectively, to the Plan. The Combined Company Certificate of Incorporation shall, among other things: (i) prohibit the issuance of nonvoting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; and (ii) authorize the issuance of Combined Company Common Stock, Combined Company Series A Preferred Stock and Combined Company Warrants in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Time, the Combined Company may amend and restate the Combined Company Certificate of Incorporation or Combined Company Bylaws as permitted by applicable law. If the Merger Agreement is terminated, as of the Effective Date, the New MK Amended Certificate of Incorporation and the New MK Bylaws shall be substantially in the forms of Exhibits O and N, respectively, to the Plan. The New MK Amended Certificate of Incorporation shall, among other things: (i) prohibit the issuance of nonvoting equity securities, to the extent required by section 1123(a) of the Bankruptcy Code; and (ii) authorize the issuance of New MK Common Stock, New MK Series A Preferred Stock and New MK Warrants in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized MK may amend and restate the New MK Amended Certificate of Incorporation or New MK Bylaws as permitted by applicable law.


     2.   DIRECTORS AND OFFICERS

          a.    THE COMBINED COMPANY/REORGANIZED MK

     Unless the Merger Agreement is terminated, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial directors of the Combined Company will consist of Terry W. Payne, Dorn Parkinson and Dennis R. Washington, whose terms shall expire at the 1999 meeting of stockholders, Leonard R. Judd (whose term expires at the 1998 meeting of stockholders) and David H. Batchelder (whose term expires at the 1997 meeting of stockholders), Robert S. Miller and Robert A. Tinstman (whose terms expire at the 1997 meeting of stockholders) and John D.C. Roach and William C. Langley (whose terms expire at the 1998 meeting of stockholders), who were designated by the Lender Steering Committee and must be approved by Washington. Unless the Merger Agreement is terminated, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the initial officers of the Combined Company will be named prior to Confirmation. All directors of the Combined Company shall serve until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Combined Company Certificate of Incorporation and Combined Company Bylaws. Each officer of the Combined Company will serve from and after the Effective Time until his or her successor is duly appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the Combined Company Certificate of Incorporation and Combined Company Bylaws. If the Merger Agreement is terminated, subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code: (i) the officers of Reorganized MK shall be the officers of MK immediately prior to the Effective Date and (ii) the board of directors of Reorganized MK shall consist of the Chairman and Chief Executive Officer of Reorganized MK and other directors to be named prior to Confirmation by Reorganized MK in consultation with the Lender Steering Committee. Each director and officer of Reorganized MK will serve from the Effective Date until a successor is duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the terms of the New MK Amended Certificate of Incorporation and New MK Bylaws.

     3. EMPLOYMENT, RETIREMENT, INDEMNIFICATION AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS; RETIREE HEALTH AND WELFARE BENEFITS

          a. As of the Effective Date, the Reorganized Debtor shall have the authority to (i) enter into employment, retirement, indemnification and other agreements with its active directors, officers and employees and (ii) implement retirement income plans, welfare benefit plans and other incentive plans in which directors, officers and other active employees of the Reorganized Debtor may be eligible to participate. Such agreements and plans may include equity, bonus and other incentive plans. The terms of the New MK Compensation Plans, to be entered into or implemented by Reorganized MK if the Merger Agreement is terminated, are set forth in Exhibit L. A list of the Debtor's and (unless the Merger Agreement is terminated) Washington's existing employment, retirement, indemnification and other agreements and incentive compensation plans and programs that are to remain in effect as of and after the Effective Date is set forth in Exhibit M to the Plan. The Disclosure Statement contains information as to the compensation to be paid to insiders who are the subject of such agreements, plans or programs.

          b. If the Merger Agreement is terminated, approval of the Plan by the Classes of Impaired Claims against MK shall, as of the Effective Date, be deemed to constitute the requisite shareholder approval of each of the New MK Stock Compensation Plan and the New MK Non-Employee Director Plan for purposes of compliance with Rule 16b-3 under the Exchange Act, and the Reorganized Debtor shall have the authority to implement both the New MK Stock Compensation Plan and the New MK Non-Employee Director Plan as of the Effective Date. The Disclosure Statement contains information regarding both the New MK Stock Compensation Plan and the New MK Non-Employee Director Plan. The terms of each such plan, as well as the text of each such plan, are set forth in Exhibit L to the Plan.

          c. From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor shall continue to pay all retiree benefits (as defined in section 1114(a) of the Bankruptcy Code), at the level established pursuant to subsection (e)(1)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, in accordance with the contract or program giving rise to such benefits.

     4.   CORPORATE ACTION

     The adoption of new or amended and restated certificates or articles of incorporation and bylaws or regulations or similar constituent documents for the Reorganized Debtor; the initial selection of directors and officers for the Reorganized Debtor; the distribution of Cash pursuant to the Plan; the issuance and distribution of Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) pursuant to the Plan; the grant of mortgages, deeds of trust, liens and other security interests; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases, indentures and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements; and the other matters provided for under the Plan involving the corporate structure of the Debtor or Reorganized Debtor or corporate action to be taken by or required of the Debtor or Reorganized Debtor, including without limitation all action to be taken under the Merger Agreement, will occur and be effective as provided herein, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors of any of the Debtor or the Reorganized Debtor.

D.   SOURCES OF CASH FOR PLAN DISTRIBUTIONS

     Except as otherwise provided in the Plan, the Merger Agreement or the Confirmation Order, all Cash necessary for the Reorganized Debtor to make payments pursuant to the Plan shall be obtained from the Reorganized Debtor's cash balances, the Combined Company Rights Exercise Proceeds and the operations of the Debtor or Reorganized Debtor (and, if the Merger Agreement is terminated, the New Credit Facility).

E.   RELEASES AND RELATED MATTERS

     1.   RELEASES BY THE DEBTOR

          a. As of the Effective Date, the Debtor and the Reorganized Debtor will be deemed to have released and waived all causes of action of the Debtor arising under sections 510, 544, 547, 548, 549 or 550 of the Bankruptcy Code.

          b. As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor and the Reorganized Debtor will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor or the Reorganized Debtor to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor, Washington (unless the Merger Agreement is terminated), the parties released pursuant to this Section V.E.1, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtor or its Estate against (i) the Debtor's current and former officers, directors and shareholders, (ii) Washington's current officers, directors and shareholders (unless the Merger Agreement is terminated), (iii) the respective current and former agents, employees, consultants, advisors, attorneys, accountants and other representatives of the Debtor and Washington (including the respective current and former members and professionals of the foregoing) acting in such capacity, (iv) the Bridge Loan Lenders, the Bridge Loan Agent, the Funded Debt Lenders, the Existing Indebtedness Agent, the Metra Lenders, the Metra Agent, the Transit Bonding Companies (excluding any claims of the Debtor or the Reorganized Debtor under the Indemnification Agreement), the Lender Steering Committee and their respective predecessors in interest and the Boise Landlord with respect to the transactions relating to their respective Claims, (v) the Unofficial Equity Committee with respect to the transactions relating to the Interests of its members and the Interests of other Holders of Class MK-8 Interests, and (vi) the respective current and former agents, advisors, attorneys and representatives of the Bridge Loan Lenders, the Bridge Loan Agent, the Funded Debt Lenders, the Existing Indebtedness Agent, the Metra Lenders, the Metra Agent, the Lender Steering Committee, the Transit Bonding Companies and the Unofficial Equity Committee (including the respective current and former members and professionals of the foregoing and their respective predecessors in interest) acting in such capacity; provided, however, that the Debtor shall not release the persons identified in subclauses (i) and (ii) of this Section V.E.1.b from any claims with respect to (a) any loan, advance or similar payment by the Debtor to such person or (b) any contractual obligation owed by such person to the Debtor. Notwithstanding this Section V.E.1, if and to the extent that the Bankruptcy Court concludes that the Plan cannot be confirmed with any portion of the releases set forth in the Plan, then the Plan may be confirmed with that portion excised so as to give effect as much as possible to the foregoing releases without precluding confirmation of the Plan.

     2.   RELEASES BY HOLDERS OF CLAIMS OR INTERESTS

          a.    Holders of Claims. As of the Effective Date, in consideration
                -----------------
for the obligations of the Debtor and the Reorganized Debtor under the Plan and the Cash, securities, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or the Reorganized Debtor's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against the Debtor, the Chapter 11 Case or the Plan against (i) the Debtor, (ii) the current and former officers and directors of the Debtor (excluding certain former officers of the Debtor that are current or former officers of Amerail, solely in their capacity as officers of Amerail with respect to their activities in connection with Amerail) or (iii) its agents, advisors, attorneys and representatives (including the current and former officers, directors, employees, shareholders and professionals of the foregoing), acting in such capacity.

          b.    Holders of Interests. As of the Effective Date, to the fullest
                --------------------
extent permissible under applicable law, in consideration for the obligations of the Debtor and the Reorganized Debtor under the Plan, the Combined Company Rights and the Combined Company Warrants (or, if the Merger Agreement is terminated, the New MK Warrants), any Initial Residual Equity Distribution or Subsequent Residual Equity Distribution, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's or the Reorganized Debtor's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in the Debtor, the Chapter 11 Case or the Plan against: (i) the Debtor, (ii) the current or former officers and directors of the Debtor or (iii) its agents, advisors, attorneys and representatives (including the current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

          c.    Release of Lender Steering Committee and Unofficial Equity
                ----------------------------------------------------------
Committee. As of the Effective Date, to the fullest extent permissible under
- ---------
applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim which is Impaired or an Interest will be deemed to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in the Debtor, the Chapter 11 Case or the Plan against the Lender Steering Committee and the Unofficial Equity Committee, or their respective advisors, attorneys and representatives, acting in such capacity.

          d.    Federal Regulatory Agencies. Nothing in this Plan will restrict
                ---------------------------
any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtor, the Reorganized Debtor, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtor for an act or omission occurring prior to Confirmation.

     3.   INJUNCTION RELATED TO RELEASES

     As further provided in Section XI.B, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan. Nothing in this Plan will restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtor, the Reorganized Debtor, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtor for an act or omission occurring prior to Confirmation.

F.   RELEASE OF LIENS

     Except as otherwise provided in the Plan with respect to Other Secured Claims or in any contract, instrument, indenture or other agreement or document created in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, liens or other security interests against the property of the Estate shall be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to the Reorganized Debtor and its successors and assigns. The foregoing release shall not apply to liens or security interests arising under the New Bonds Security Agreement or the Amerail Environmental Security Agreement.

G. EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; EXEMPTION FROM CERTAIN TRANSFER TAXES

     The Chairman of the Board, Chief Executive Officer, any Executive Vice President or Vice President and the Chief Legal Officer of the Debtor or Reorganized Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or any Assistant Secretary of the Debtor or Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the Combined Company Securities (or, if the Merger Agreement is terminated, the New MK Securities) or MK Rail Stock; (2) the creation, modification, consolidation or recording of any mortgage, deed of trust or other security interest, the securing of additional indebtedness by such means or by other means (whether (a) in connection with the issuance and distribution of the Combined Company Securities (or, if the Merger Agreement is terminated, the New MK Securities) or MK Rail Stock or (b) otherwise in furtherance of, or in connection with, the Plan or the Confirmation Order); (3) the making, assignment or recording of any lease or sublease; or (4) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any merger agreements or agreements of consolidations, deeds, bills of sale, assignment or other instruments of transfer executed in connection with the Plan, the Confirmation Order or any transaction contemplated in Section V.B above, or any transactions arising out of, contemplated by or in any way related to the foregoing, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

H.   APPROVAL OF SHAREHOLDER LITIGATION SETTLEMENTS

     Unless separately approved through previously issued orders of the Bankruptcy Court, the entry of the Confirmation Order shall be deemed to constitute approval of the Shareholder Litigation Settlements, within the meaning of the applicable stipulations of settlement and orders.

I.   MK RAIL NOTE CANCELLATION AGREEMENT

     Unless terminated by its terms prior to the Effective Date, and whether or not it was previously approved by Final Order, the MK Rail Note Cancellation Agreement and the MK Rail Stockholders Agreement and the transactions contemplated thereby shall be binding on the Debtor, MKO and MK Rail in accordance with their terms, and shall be deemed incorporated by reference herein and shall constitute an integral part of this Plan. Except as provided in
Section V.E.1.a hereof, nothing in the Plan shall affect the respective claims of MK Rail and of the Debtor against one another, other than with respect to the MK Rail Note as set forth in the MK Rail Note Cancellation Agreement.

                                  ARTICLE VI.

                       TREATMENT OF EXECUTORY CONTRACTS
                             AND UNEXPIRED LEASES

A.   EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

     1.   ASSUMPTIONS GENERALLY

     Except as otherwise provided in the Plan, including Section VI.B below, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor shall assume each executory contract and unexpired lease entered into by the Debtor prior to the Petition Date that has not previously: (a) expired or terminated pursuant to its own terms or (b) been assumed or rejected pursuant to section 365 of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in this Section VI.A.1, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Without limiting the generality of the foregoing, the execution, delivery and performance by the Debtor of the Lease dated as of May 22, 1996 between the Boise Landlord, as lessor, and the Debtor and MKO, as tenant, as amended by the First Amendment dated as of July 1, 1996 (collectively, the "New Lease") and the provisions of the Settlement Agreement (as defined in the New Lease) are authorized, directed and confirmed. Consummation of the Plan and the occurrence of the Effective Date shall conclusively be deemed to be approval of such Settlement Agreement by the Bankruptcy Court for all purposes of the Plan.

     2.   CURE OF DEFAULTS

     Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor: (a) by payment of the default amount in Cash on the Effective Date or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding: (i) the amount of any cure payments; (ii) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving the dispute and approving the assumption.

B. EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED; BAR DATE FOR REJECTION DAMAGES

     1.   REJECTION GENERALLY

     Except as otherwise provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the Debtor shall reject each of the executory contracts and unexpired leases listed on Exhibit K to the Plan; provided, however, that the Debtor reserves the right, at any time prior to the Effective Date, to amend Exhibit K to delete any executory contract or unexpired lease listed therein, thus providing for its assumption pursuant to Section VI.A.1 above. Each contract and lease listed on Exhibit K shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit K shall not constitute an admission by the Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor or Reorganized Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

     2.   BAR DATE FOR REJECTION DAMAGES

     If the rejection of an executory contract or unexpired lease pursuant to
Section VI.B.1 above gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor, Reorganized Debtor, its successors or property unless (a) a Stipulation of Amount and Nature of Claim has been entered into with respect to the rejection of such executory contract or unexpired lease or
(b) a proof of Claim is Filed and served on the Reorganized Debtor and counsel for the Reorganized Debtor within 30 days after the Effective Date or such earlier date as established by the Bankruptcy Court.

C.   SPECIAL EXECUTORY CONTRACT AND UNEXPIRED LEASE MATTERS

     1. EXISTING EMPLOYMENT, RETIREMENT AND OTHER AGREEMENTS AND INCENTIVE COMPENSATION PROGRAMS

     The employment, retirement and other agreements and incentive compensation programs that are listed on Exhibit M to the Plan are treated as executory contracts under the Plan and, on the Effective Date, shall be assumed pursuant to sections 365 and 1123 of the Bankruptcy Code.

     2.   INDEMNIFICATION OBLIGATIONS

     To the extent any indemnification obligation of the Debtor existing as of the Petition Date to any current or former officer or director constitutes an executory contract, the Debtor shall be deemed to have assumed such executory contract as of the Effective Date pursuant to section 365 of the Bankruptcy Code.

D. EXECUTORY CONTRACTS AND UNEXPIRED LEASES ENTERED INTO AND OTHER OBLIGATIONS INCURRED AFTER THE PETITION DATE

     Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtor shall be performed by the Debtor or Reorganized Debtor in the ordinary course of its business. Accordingly, such executory contracts, unexpired leases and other obligations shall survive and remain unaffected by entry of the Confirmation Order.


                                 ARTICLE VII.

                      PROVISIONS GOVERNING DISTRIBUTIONS

A.   DISTRIBUTIONS FOR CLAIMS AND INTERESTS ALLOWED AS OF THE EFFECTIVE DATE

     Except as otherwise provided in this Article VII, or as may be ordered by the Bankruptcy Court, distributions to be made on account of Claims or Interests that are Allowed as of the Effective Date shall be made on the Effective Date. Distributions to be made on account of Allowed Class MK-3 and MK-6 Claims and Class MK-8 Interests shall not be made until as promptly as practicable after the occurrence of the Combined Company Rights Expiration Date. Distributions shall be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than 20 days after the Effective Date or such later date when the applicable conditions of Sections VI.A.2; (regarding cure payments for executory contracts and unexpired leases being assumed); VII.C.2 (regarding undeliverable distributions); VII.F.4.b (regarding arrangements for the satisfaction and payment of tax obligations relating to distributions of Cash or securities pursuant to the Plan); or V.D and VII.H (regarding surrender of canceled debt instruments and securities) are satisfied. Securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. Distributions on account of Claims or Interests that are Allowed after the Effective Date shall be made pursuant to Sections VII.F and VIII.C below. Notwithstanding the date on which any distribution of securities is actually made to a Holder of a Claim or Interest that is an Allowed Claim or Allowed Interest on the Effective Date, as of the date of the distribution such Holder shall be deemed to have the rights of a Holder of such securities distributed as of the Effective Date.

B.   DISTRIBUTIONS BY DISBURSING AGENTS

     1.   DISBURSING AGENTS

     The Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) (either in its capacity as Disbursing Agent), or such Third-Party Disbursing Agents as either may employ in its sole discretion, shall make all distributions of Cash, Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) MK Rail Note Proceeds, MK Rail Stock and Combined Company Rights Exercise Proceeds required to be distributed under the applicable provisions of the Plan. Additionally, if the MK Rail Note has not been cancelled in accordance with the MK Rail Note Cancellation Agreement, the Disbursing Agent shall deliver the MK Rail Note to the Liquidating Trust. Any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. Each Disbursing Agent shall serve without bond, and each Third-Party Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) on terms acceptable to the applicable reorganized entity.

C.   DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS

     1.   DELIVERY OF DISTRIBUTIONS IN GENERAL

     Except with respect to distributions to the Liquidating Trust, distributions to Holders of Allowed Claims (other than the Metra Lender Claims) or Allowed Interests (other than the Interests of the Securities Plaintiffs) shall be made at the addresses set forth in the Schedules or other records of the Debtor or Reorganized Debtor at the time of the distribution. Distributions to Holders of Allowed Metra Lender Claims shall be made to the Metra Agent. Distributions to the MK Securities Class Action Plaintiffs shall be made to their designated representative. Distributions to the MK Rail Securities Class Action Plaintiffs shall be made to their designated representative. Distributions of certain securities, a portion of the Cash Distribution and Combined Company Rights Exercise Proceeds (each as determined in accordance with the Creditor Distribution Exhibit) and the MK Rail Note, if the MK Rail Note has not been cancelled in accordance with the MK Rail Note Cancellation Agreement, shall be delivered to the Liquidating Trust for the benefit of the Holders of certain Allowed Claims, to be distributed by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

     2.   UNDELIVERABLE DISTRIBUTIONS

          a.    HOLDING AND INVESTMENT OF UNDELIVERABLE DISTRIBUTIONS

               (i) If the distribution to any Holder of an Allowed Claim or Allowed Interest is returned to a Disbursing Agent as undeliverable, no further distributions shall be made to such Holder unless and until the applicable Disbursing Agent is notified in writing of such Holder's then-current address. Undeliverable distributions shall remain in the possession of the applicable Disbursing Agent pursuant to this Section VII.C.2.a.i. until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of such funds, and shall be accounted for separately. Any Disbursing Agent holding undeliverable Cash shall invest such Cash in a manner consistent with the Debtor's investment and deposit guidelines. Undeliverable Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities), or MK Rail Stock shall be held in trust for the benefit of the potential claimants of such securities by the applicable Disbursing Agent in principal amounts or number of shares sufficient to fund the unclaimed amounts of such securities and shall be accounted for separately.

                (ii) Pending the distribution of any undeliverable Combined Company Common Stock (or, if the Merger Agreement is terminated, New MK Common Stock) or MK Rail Stock, pursuant to the Plan, the Disbursing Agent shall cause the Combined Company Common Stock (or, if the Merger Agreement is terminated, New MK Common Stock) or MK Rail Stock held by it in its capacity as Disbursing Agent to be: (A) represented in person or by proxy at each meeting of the stockholders of the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) or MK Rail, as applicable; and (B) voted with respect to any matter of the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) or MK Rail, as applicable, proportionally with the votes cast by the other stockholders of the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) or MK Rail, as applicable.

          b.    AFTER DISTRIBUTIONS BECOME DELIVERABLE

     Within 15 days after the end of each calendar month following the calendar month in which the Effective Date occurs, the applicable Disbursing Agent will make all distributions that become deliverable to holders of Allowed Claims or Allowed Interests during the preceding calendar month. Each such distribution will include, to the extent applicable: (i) dividends or other distributions, if any, that shall have theretofore been paid to the Disbursing Agent in respect of any Combined Company Common Stock (or, if the Merger Agreement is terminated, New MK Common Stock) and Combined Company Series A Preferred Stock (or, if the Merger Agreement is terminated, New MK Series A Preferred Stock) included in such distribution and (ii) a Pro Rata share of the Reorganization Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable Combined Company Common Stock, from the date that such distribution would have first been due had it then been deliverable to the date that such distribution becomes deliverable).

          c.    FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS

     Any Holder of an Allowed Claim or Allowed Interest that does not assert a claim pursuant to the Plan for an undeliverable distribution within one year after the Effective Date (or in the case of a Subsequent Equity Recovery, within one year after the applicable distribution date) shall have its claim for such undeliverable distribution discharged and shall be forever barred from asserting any such claim for an undeliverable distribution against the Reorganized Debtor or its property. In such cases: (i) any Cash or MK Rail Stock held for distribution on account of such claims for undeliverable distributions shall be property of the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) free of any restrictions thereon; (ii) any Combined Company Common Stock (or, if the Merger Agreement is terminated, New MK Common Stock) held for issuance on account of such claims for undeliverable distributions shall either be canceled or held as treasury shares as the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) may determine is appropriate; and (iii) any Combined Company Warrants (or, if the Merger Agreement is terminated, New MK Warrants) and Combined Company Rights (unless the Merger Agreement is terminated) held for issuance on account of such claims for undeliverable distributions shall be canceled. To the extent that such undeliverable Cash, MK Rail Stock or Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) are held by a Third-Party Disbursing Agent, the Third-Party Disbursing Agent shall return such Cash or the securities or other instruments evidencing such MK Rail Stock or Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) to the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK). Nothing contained in the Plan shall require the Debtor, Reorganized Debtor or any Disbursing Agent to attempt to locate any holder of an Allowed Claim or Allowed Interest.

D.   DISTRIBUTION RECORD DATE

     As of the close of business on the Confirmation Date, the transfer registers for the Old Common Stock maintained by the Debtor, or its agent, shall be closed. The Disbursing Agents and their respective agents shall have no obligation to recognize the transfer of any Old Common Stock occurring after the Confirmation Date or the transfer of any Claim occurring after the close of business on the Business Day immediately preceding the Effective Date, and shall be entitled for all purposes herein to recognize and deal only with those Holders of record as of the close of business on the Distribution Record Date.

E.   MEANS OF CASH PAYMENTS

     Cash payments made pursuant to the Plan shall be in U.S. dollars by checks drawn on a domestic bank selected by the Disbursing Agent, or by wire transfer from a domestic bank, at the option of the Disbursing Agent. Cash payments of $1,000,000.00 or more to be made pursuant to the Plan will, to the extent requested in writing no later than five days after the Confirmation Date, be made by wire transfer from a domestic bank. Cash payments to foreign creditors may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

F.   TIMING AND CALCULATION OF AMOUNTS TO BE DISTRIBUTED

     1.   IN GENERAL

     On the Effective Date, to the extent that the Plan provides for distributions on account of Allowed Claims or Allowed Interests in the applicable Class, each Holder of an Allowed Claim or Allowed Interest shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class. Beginning on the date that is 15 days after the end of the calendar month following the calendar month in which the Effective Date occurs and 15 days after the end of each calendar month thereafter, distributions shall also be made, pursuant to Sections VII.C and VIII.C below, respectively, to (a) Holders of Claims or Interests to whom a distribution has become deliverable during the preceding calendar month and (b) to Holders of Disputed Claims or Disputed Interests in any such Class whose Claims or Interests were Allowed during the preceding calendar month. Such monthly distributions shall also be in the full amount that the Plan provides for Allowed Claims or Allowed Interests in the applicable Class.

     2.   DISTRIBUTIONS OF STOCK

     Notwithstanding any other provision of the Plan, only whole numbers of shares of Combined Company Common Stock (or, if Merger Agreement is terminated, New MK Common Stock), MK Rail Stock and (if the Liquidating Trust is not established) Combined Company Series A Preferred Stock (or, if the Merger Agreement is terminated, the New MK Series A Preferred Stock) shall be issued or transferred, as the case may be, pursuant to the Plan. When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance or transfer of a number of shares of Combined Company Common Stock (or, if Merger Agreement is terminated, New MK Common Stock), MK Rail Stock or (if the Liquidating Trust is not established) Combined Company Series A Preferred Stock (or, if the Merger Agreement is terminated, the New MK Series A Preferred Stock) that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and
(b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of Combined Company Common Stock (or, if Merger Agreement is terminated, New MK Common Stock), MK Rail Stock and (if the Liquidating Trust is not established) Combined Company Series A Preferred Stock (or, if the Merger Agreement is terminated, the New MK Series A Preferred Stock) to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding provided for in this Section VII.F.2. No consideration shall be provided in lieu of fractional shares that are rounded down.

     3.   DISTRIBUTIONS OF WARRANTS

     Notwithstanding any other provision of the Plan, only whole numbers of Combined Company Warrants (or, if the Merger Agreement is terminated, New MK Warrants) shall be issued pursuant to the Plan. When any distribution on account of an Allowed Class MK-8 Interest pursuant to the Plan would otherwise result in the issuance of a number of Combined Company Warrants (or, if the Merger Agreement is terminated, New MK Warrants) that is not a whole number, the actual distribution of such Combined Company Warrants (or, if the Merger Agreement is terminated, New MK Warrants) shall be rounded to the next higher or lower whole number as follows: (a) fractions of 1/2 or greater shall be rounded to the next higher whole number and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of Combined Company Warrants (or, if the Merger

Agreement is terminated, New MK Warrants) to be distributed to a Holder of an Allowed Class MK-8 Interest shall be adjusted as necessary to account for the rounding provided for in this Section VII.F.3. No consideration shall be provided in lieu of fractional warrants that are rounded down.

     4.   DISTRIBUTIONS OF RIGHTS

     On the Effective Date, the Rights shall be distributed to Holders of Allowed Class MK-8 Interests in accordance with Sections III.B.8 and V.B.6.

     5.   COMPLIANCE WITH TAX REQUIREMENTS

          a. In connection with the Plan, to the extent applicable, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

          b. Notwithstanding any other provision of the Plan: (i) each Holder of an Allowed Claim or Interest that is to receive a distribution of Cash, MK Rail Stock or Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) pursuant to the Plan (including pursuant to the exercise of Combined Company Rights) shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution; and (ii) no distribution shall be made to or on behalf of such Holder pursuant to the Plan (or to any successor in interest thereto) unless and until such Holder (or such successor in interest, if any) has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any Cash, MK Rail Stock or Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section VII.C.2 above.

G.   SETOFFS

     Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Debtor or Reorganized Debtor may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim (other than a Funded Debt Claim, a Metra Lender Claim, a Transit Bonding Claim or a Boise Landlord Claim) and the distributions to be made pursuant to the Plan on account of such Claim (before any distribution is made on account of such Claim), the claims, rights and causes of action of any nature that the Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor or Reorganized Debtor of any such claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against such Holder.

H.   SURRENDER OF CANCELLED DEBT INSTRUMENTS OR SECURITIES

     As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim or Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Section V.B.1 above, other than distribution of the Combined Company Rights to Holders of Allowed Class MK-8 Interests, the Holder of such Claim or Interest shall tender the applicable instruments, securities or other documentation evidencing such Claim or Interest to the Disbursing Agent pursuant to a letter of transmittal furnished by the Disbursing Agent. Any Cash, MK Rail Stock or Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) to be distributed pursuant to the Plan on account of any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to
Section VII.C.2 above. For purposes of this Section VII.H, references to delivery of Existing Loan Documents shall be deemed to refer only to copies of documents evidencing that such creditor is a Holder of such Funded Debt Claim, which may be accomplished through a Stipulation of Amount and of Nature of Claim.

     1.   EXISTING LOAN DOCUMENTS AND CAPITAL STOCK CERTIFICATES

     Except as provided in Section VII.H.2 below for lost, stolen, mutilated or destroyed Existing Loan Documents or Capital Stock certificates, each Holder of an Allowed Claim or Allowed Interest evidenced by an Existing Loan Document or Capital Stock certificate shall tender such Existing Loan Document or Capital Stock certificate to the Disbursing Agent in accordance with written instructions to be provided in a letter of transmittal to such Holders by the Disbursing Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Existing Loan Documents or Capital Stock certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Existing Loan Documents or Capital Stock certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Existing Loan Document or Capital Stock certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Existing Loan Documents and Capital Stock certificates shall be marked as canceled and delivered to the Combined Company (or, if the Merger Agreement is terminated, Reorganized MK).

     2. LOST, STOLEN, MUTILATED OR DESTROYED EXISTING LOAN DOCUMENTS OR CAPITAL STOCK CERTIFICATES

     In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Debtor, any Holder of a Claim or an Interest evidenced by an Existing Loan Document or a Capital Stock certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Existing Loan Document or Capital Stock certificate, deliver to the Disbursing Agent: (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction; and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of an Existing Loan Document or a Capital Stock certificate. Upon compliance with this Section VII.H.2 by a Holder of a Claim or an Interest evidenced by an Existing Loan Document or Capital Stock certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered an Existing Loan Document or a Capital Stock certificate, as applicable.

     3. FAILURE TO SURRENDER CANCELED EXISTING LOAN DOCUMENTS OR CAPITAL STOCK CERTIFICATES

     Any Holder of an Existing Loan Document or Capital Stock certificate that fails to surrender or be deemed to have surrendered such Existing Loan Document or Capital Stock certificate within one year after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Existing Loan Document or Capital Stock certificate discharged and shall be forever barred from asserting any such claim against the Reorganized Debtor or its property. In such cases, any Cash, MK Rail Stock or Combined Company Securities (or, if the Merger Agreement is terminated, New MK Securities) held for distribution on account of such Claim shall be disposed of pursuant to the provisions set forth in Section VII.C.2 above.

I.   RESTRICTIONS RELATED TO MK RAIL STOCK

     Each recipient of MK Rail Stock under the Plan shall be deemed to be bound by the MK Rail Stockholders Agreement, whether or not such recipient executed such agreement and shall not be permitted to transfer such MK Rail Stock except pursuant to the terms of the MK Rail Stockholders Agreement.

J. PLEDGE BY HOLDER OF BOISE LANDLORD CLAIMS OF ENTITLEMENT TO RECEIVE DISTRIBUTIONS

     Upon written notice from the Holder of the Boise Landlord Claims, such Holder may pledge and assign all or any portion of its right to receive distributions of Combined Company Common Stock (or, if the Merger Agreement is terminated, New MK Common Stock) and (unless the Merger Agreement is terminated) Boise Landlord Cash Distribution in respect of the Boise Landlord Claims and its rights as a beneficiary of the Liquidating Trust, such notice to be irrevocable unless such revocation shall be joined in by the pledgee or assignee. Any such pledge or assignment shall be binding upon the Debtor and shall be effective for all purposes of this Plan.


                                 ARTICLE VIII.

                 PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND
                              DISPUTED INTERESTS

A.   PROSECUTION OF OBJECTIONS TO CLAIMS AND INTERESTS

     After the Confirmation Date, only the Debtor and Reorganized Debtor shall have the authority to File objections, settle, compromise, withdraw or litigate to judgment objections to Claims and Interests. Except with respect to the Metra Lender Claims, from and after the Confirmation Date, the Debtor and Reorganized Debtor may settle or compromise any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court.

B.   TREATMENT OF DISPUTED CLAIMS OR INTERESTS

     1.   NO PAYMENTS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS

     Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or a Disputed Interest until such Claim or Interest becomes an Allowed Claim or Allowed Interest. Prior to the Petition Date, the Debtor delivered Stipulations of Amount and Nature of Claim to the Holders of the Funded Debt Claims, the Boise Landlord Claims and the Transit Bonding Claims. Such Claims shall be treated as Allowed Claims as of the Petition Date in the amounts set forth in such Stipulations of Amount and Nature of Claim and shall not be treated as Disputed Claims.

     2.   RESOLUTION OR ESTIMATION OF CLAIMS

     The Debtor or the Reorganized Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor or Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim. All of these Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this
Section VIII.B.2, the Debtor or Reorganized Debtor may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the Holder of such Claim would have been resolved or adjudicated if the Chapter 11 Case had not been commenced. Claims may be subsequently compromised, settled, withdrawn or resolved by the Debtor or Reorganized Debtor pursuant to
Section VIII.A above.

C.   DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS OR INTERESTS ONCE THEY ARE
     ALLOWED

     Within 15 days after the end of each calendar month following the calendar month in which the Effective Date occurs, the applicable Disbursing Agent shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding calendar month. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class. Holders of Disputed Claims or Disputed Interests that are ultimately allowed shall also be entitled to receive, on the basis of the amount ultimately allowed: (1) matured and payable interest, if any, at the rate provided for the Class to which such Claim belongs; (2) any dividends or other payments made on account of Combined Company Common Stock (or, if the Merger Agreement is terminated, New MK Common Stock) held pending distribution; and (3) a Pro Rata share of the Reorganization Investment Yield from the investment of any Cash held pending distribution from the date such amounts would have been due had such Claim or Interest then been allowed to the end of the calendar month when such Claim or Interest was allowed.


                                  ARTICLE IX.

                   CONDITIONS PRECEDENT TO CONFIRMATION AND
                           CONSUMMATION OF THE PLAN

A.   CONDITIONS TO CONFIRMATION

     The Confirmation Order shall be in form and substance satisfactory to the Debtor and (unless the Merger Agreement is terminated) Washington, and the Confirmation Order shall expressly authorize and direct the Debtor and Reorganized Debtor to perform those actions specified in Sections III.B.3, B.4,
B.6 and B.8, V.B, V.C, V.E, V.F, V.G, VII.F, and XI.D of the Plan.

B.   CONDITIONS TO EFFECTIVE DATE

     The Plan shall not be consummated and the Effective Date shall not occur unless and until each of the following conditions has been satisfied or duly waived (if available) pursuant to Section IX.C below:

           1. The Confirmation Order shall authorize and direct the Debtor and Reorganized Debtor to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring, including those actions contemplated by the provisions of the Plan set forth in Section IX.A above. The Confirmation Order shall not be subject to a presently effective stay pending appeal.

          2. All borrowings under the DIP Financing Facility have been paid in full in Cash and all commitments terminated thereunder.

          3. If the Merger Agreement has been terminated, the lenders under the New Credit Facility shall be obligated to fund the New Credit Facility on terms acceptable to the Debtor.

          4. Final Orders have been entered approving the Derivative Action Settlements.

          5. The conditions to effectiveness of the New Lease have been satisfied.

          6. MK Rail shall have redeemed the MK Rail Rights or the Debtor shall be satisfied, by reason of an amendment to the MK Rail Rights Plan, a judicial determination or otherwise, that the MK Rail Rights are inapplicable to the transactions contemplated by the Plan.

          7. Either MK Rail shall have completed the repurchase of the entire MK Rail Note or the MK Rail Note Cancellation Agreement shall have been terminated in accordance with its terms.

C.   WAIVER OF CONDITIONS

     The conditions to Confirmation and the Effective Date, other than the condition set forth above in Section IX.B.1, B.2 and B.7, may be waived in whole or in part by the Debtor and (unless the Merger Agreement is terminated), Washington at any time, without notice, an order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan. The failure to satisfy or waive any condition may be asserted by the Debtor and (unless the Merger Agreement is terminated) Washington regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by the Debtor or Washington). The failure of the Debtor and (unless the Merger Agreement is terminated) Washington to exercise any of the foregoing rights shall not be deemed a waiver of any other rights and each such right shall be deemed an ongoing right that may be asserted at any time.

D.   EFFECT OF NONOCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

     Each of the conditions to consummation and the Effective Date must be satisfied or duly waived, as provided above, within 30 days after the Confirmation Date unless the Debtor extend this time for a period not exceeding 90 days. If each condition to the Effective Date has not been satisfied or duly waived pursuant to Section IX.C above, within 90 days after the Confirmation Date, then upon motion by any party in interest made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section IX.D, the Plan shall be deemed null and void in all respects, including the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code and the assumptions or rejections of executory contracts and unexpired leases pursuant to Sections VI.A and VI.B above, and nothing contained in the Plan shall (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or (2) prejudice in any manner the rights of the Debtor.


                                  ARTICLE X.

                                   CRAMDOWN

     The Debtor hereby requests Confirmation of the Plan under section 1129(b) of the Bankruptcy Code if any Impaired Class does not accept the Plan in accordance with section 1126 of the Bankruptcy Code. Subject to the Merger Agreement, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.


                                  ARTICLE XI.

                      DISCHARGE OF CLAIMS, TERMINATION OF
                INTERESTS, INJUNCTIONS AND SUBORDINATION RIGHTS

A.   DISCHARGE OF CLAIMS AND TERMINATION OF INTERESTS

     1. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation shall: (a) discharge the Debtor from all Claims or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code or (iii) the Holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtor.

     2. As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtor, Reorganized Debtor, Plan Participants, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the

Debtor based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all such Interests and other rights of equity security holders in the Debtor, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

     3. Nothing in this Plan will restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtor, the Reorganized Debtor, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtor for an act or omission occurring prior to Confirmation.

B.   INJUNCTIONS

     1.   INJUNCTION RELATED TO DISCHARGED CLAIMS AND TERMINATED INTERESTS

     Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, Reorganized Debtor or its property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or Reorganized Debtor; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

     2.   RELEASED CLAIMS

     As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, cause of action or liability that is released pursuant to Section V.E are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     3.   CONSENT TO INJUNCTION

     By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this
Section XI.B.

     4.   REGULATORY OR ENFORCEMENT ACTIONS

     Nothing in this Plan will restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtor, the Reorganized Debtor, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtor for an act or omission occurring prior to Confirmation.

C. TERMINATION OF SUBORDINATION RIGHTS AND SETTLEMENT OF RELATED CLAIMS AND CONTROVERSIES

     1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a Holder of a Claim or Interest may have against other Claim or Interest Holders with respect to any distribution made pursuant to the Plan. On the Confirmation Date, all contractual, legal or equitable subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan (other than pursuant to the Metra Credit Agreement as to the Metra Lenders) shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, distributions pursuant to the Plan to Holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

     2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of this
Section XI.C shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a Holder of a Claim or an Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of an Allowed Claim or Allowed Interest. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtor, Reorganized Debtor and its property and Claim and Interest Holders, and is fair, equitable and reasonable.

D. LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE STATEMENT AND RELATED DOCUMENTS AND RELATED INDEMNITY

     1. The Plan Participants, the Lender Steering Committee and the Unofficial Equity Committee and their professionals shall neither have nor incur any liability to any entity, including, specifically any Holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or the Confirmation Order, including solicitation of acceptances of the Plan.

     2. The Combined Company (or, if the Merger Agreement is terminated, Reorganized MK) shall indemnify each Plan Participant, hold each Plan Participant harmless from, and reimburse each Plan Participant for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by a Plan Participant arising from any liability described in this Section XI.D.


                                 ARTICLE XII.

                           RETENTION OF JURISDICTION

     Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Case after the Effective Date to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

          1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim, the resolution of any objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to Reinstate a Claim pursuant to the Plan;

          2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          3. Resolve any matters related to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

          4. Ensure that distributions to Holders of Allowed Claims or Allowed Interests are accomplished pursuant to the provisions of the Plan;

          5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtor or Reorganized Debtor that may be pending on the Effective Date;

          6. Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as provided in Section XII.7 below;

          7. Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or the Confirmation Order, including the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order, or any entity's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order; provided, however, that such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with the Combined Company's (or, if the Merger Agreement is terminated, Reorganized MK's) or any other entity's rights or obligations as: (a) the issuer or a holder, respectively, of the Combined Company Securities (or, if the Merger Agreement is terminated, the New MK Securities); (b) a party to any agreements governing, instruments evidencing or documents relating to the Combined Company Securities (or, if the Merger Agreement is terminated, the New MK Securities); (c) if the Merger Agreement is terminated, a party to any agreements or guaranties in connection with the New Credit Facility or
     (d) a party to any agreements governing or documents relating to the New Lease;

          8. Subject to any restrictions on modifications provided in the Merger Agreement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          9. Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

          10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          11. Determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan; and

          12.    Enter an order concluding the Chapter 11 Case.


                                 ARTICLE XIII.

                           MISCELLANEOUS PROVISIONS

A.   PAYMENT OF STATUTORY FEES

     All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Plan Confirmation hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

B.   MODIFICATION OF THE PLAN

     Subject to the Merger Agreement, the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and any applicable notice requirements, the Debtor reserves the right to alter, amend or modify the Plan before its substantial consummation.

C.   REVOCATION OF THE PLAN

     Subject to the Merger Agreement, the Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan, or if Confirmation does not occur, then the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (1) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor; or (2) prejudice in any manner the rights of the Debtor.

D.   SEVERABILITY OF PLAN PROVISIONS

     If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.   SUCCESSORS AND ASSIGNS

     The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

F.   EXHIBITS

     Because certain of the Exhibits referred to in the Plan are extremely voluminous, these Exhibits are not being served with copies of the Plan and the Disclosure Statement. The table of contents for the Plan indicates which Exhibits are attached to the Plan as distributed and which are available only upon request from the Debtor.

G.   SERVICE OF DOCUMENTS ON THE DEBTOR OR REORGANIZED DEBTOR

     Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtor or the Reorganized Debtor shall be sent by first class U.S. mail, postage prepaid, to:

               MORRISON KNUDSEN CORPORATION
               Morrison Knudsen Plaza
               720 Park Boulevard
               Boise, Idaho  83712
               Attention:  Chief Legal Officer

with copies to:

               JONES, DAY, REAVIS & POGUE
               77 West Wacker
               Chicago, Illinois  60601-1692
               Attention:  David S. Kurtz, Esq.

and (unless the Merger Agreement is terminated):

               Latham & Watkins
               First Interstate World Center
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071-2007
               Attention:  Robert Klyman


H.   REGULATORY OR ENFORCEMENT ACTION

     Nothing in this Plan will restrict any federal government regulatory agency from pursuing any regulatory or police enforcement action against the Debtor, the Reorganized Debtor, their current or former officers, directors or employees, and their respective agents, advisors, attorneys and representatives acting in any capacity, other than any action or proceeding of any type to recover monetary claims, damages or penalties against the Debtor for an act or omission occurring prior to Confirmation.

Wilmington, Delaware
July 25, 1996

                                    Respectfully submitted,

                                    MORRISON KNUDSEN CORPORATION,
                                    a Delaware corporation


                                    By: /s/ Denis M. Slavich
                                       -------------------------
                                       Denis M. Slavich
                                       Executive Vice President and
                                       Chief Financial Officer

COUNSEL:

David S. Kurtz
Jeffrey W. Linstrom
Kathleen M. Boege
JONES, DAY, REAVIS & POGUE
77 West Wacker Drive
Chicago, Illinois  60601-1692
(312) 782-3939

Robert Dean Avery
JONES, DAY, REAVIS & POGUE
555 West Fifth Street, Suite 4600
Los Angeles, California  90013-1025
(213) 489-3939

ATTORNEYS FOR
MORRISON KNUDSEN CORPORATION



Laura Davis Jones
YOUNG, CONAWAY, STARGATT & TAYLOR
Rodney Square North, Eleventh Floor
P.O. Box 391
Wilmington, Delaware  19899-0391
(302) 571-6600

CO-COUNSEL FOR
MORRISON KNUDSEN CORPORATION

                            SCHEDULES AND EXHIBITS


                   THE REGISTRANT AGREES TO PROVIDE TO THE
               SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST,
                 COPIES OF THE SCHEDULES AND EXHIBITS HERETO.